Item 2(k)(2) – Forward Purchase Agreement

FORWARD PURCHASE AGREEMENT

between

WEST RAPTOR HOLDINGS, LLC,

as Shareholder, and

MANDATORY EXCHANGEABLE TRUST,

as Purchaser

Dated as of June 10, 2016

FORWARD PURCHASE AGREEMENT

FORWARD PURCHASE AGREEMENT (this “Agreement”), dated as of June 10, 2016, between West Raptor Holdings, LLC, a Delaware limited liability company (“Shareholder”), and Mandatory Exchangeable Trust, a trust organized under the laws of the State of New York under and by virtue of an Amended and Restated Trust Agreement, dated as of June 1, 2016 (the “Trust Agreement”; such trust and the trustees thereof acting in their capacity as such being referred to in this Agreement as “Purchaser”).

WITNESSETH:

WHEREAS, Shareholder will own Ordinary Shares of Alibaba Group Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), as of the First Time of Delivery and, as applicable, as of each Subsequent Time of Delivery; and

WHEREAS, Purchaser has prepared an offering circular contemplating the offering of up to 66,000,000 Mandatory Exchangeable Trust Securities of Purchaser (the “Trust Securities”), the terms of which contemplate delivery by Purchaser to the holders of such Trust Securities of a number of ADSs (or, in certain circumstances, cash or other property in addition to or in lieu of such ADSs) on, or, in certain circumstances, prior to, the Exchange Date referred to below; and

WHEREAS, Shareholder has agreed, pursuant to the Collateral Agreement, dated as of June 10, 2016 (together with any substitute agreement therefor entered into pursuant to Section 2.2(a) of the Trust Agreement, the “Collateral Agreement”), among Shareholder, as pledgor, U.S. Bank National Association, as collateral agent for the benefit of Purchaser (the “Collateral Agent”), and Purchaser, to grant to the Collateral Agent, for the benefit of Purchaser, a security interest in the Ordinary Shares and, in certain circumstances, certain other collateral to secure the obligations of Shareholder under this Agreement; and

WHEREAS, pursuant to the ADS Procedures Agreement, dated as of June 1, 2016 (the “ADS Procedures Agreement”), among Shareholder, the Company, Purchaser, the ADS Depositary and the Collateral Agent, the parties have agreed to follow certain procedures regarding the ADSs; and

WHEREAS, U.S. Bank National Association, in its capacity as a “securities intermediary” (as defined in Section 8-102 of the Uniform Commercial Code), has agreed, pursuant to the Securities Account Control Agreement, dated as of June 10, 2016 (the “Securities Account Control Agreement”), among Shareholder, the Collateral Agent and U.S. Bank National Association in its capacity as a “securities intermediary,” to comply with various requirements regarding the Pledged Account; and

WHEREAS, pursuant to the Cayman law governed Deed of Understanding re Register of Members of the Company, dated as of June 6, 2016, among Shareholder, the Collateral Agent, the Company, Maples Fund Services (Cayman) Limited, as share registrar of the Company (“Maples FS”), and Shareholder Ultimate Parent, Maples FS has agreed, among other things, to (a) make, or cause to be made, certain entries or notations in the Company’s register of members to reflect the Collateral Agent’s security interest in such part of the Collateral as consists of Ordinary Shares and provide the Collateral Agent with excerpts of such updated register of members; (b) following notification of an Event of Default, comply with specified instructions and directions of the Collateral Agent concerning such Collateral without further consent of Shareholder; and (c) except as otherwise directed by the Collateral Agent, not comply with the instructions or directions of any kind originated by Shareholder or any other Person; and

WHEREAS, Purchaser has agreed, effective as of the First Time of Delivery, pursuant to the Purchase Agreement, dated June 1, 2016 (the “Securities Purchase Agreement”), among Purchaser, Shareholder, Shareholder Ultimate Parent, and Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers named in Schedule 1 thereto (collectively, the “Initial Purchasers”), to issue and sell to the Initial Purchasers an aggregate of 55,000,000 Mandatory Exchangeable Trust Securities of Purchaser (the “Firm Trust Securities”) and, at the Initial Purchasers’ option as provided therein, up to 11,000,000 additional Mandatory Exchangeable Trust Securities of Purchaser (such additional Trust Securities as the Initial Purchasers shall actually purchase pursuant to the Securities Purchase Agreement, the “Optional Trust Securities”);

NOW, THEREFORE, the parties to this Agreement, intending to be bound, agree as follows:

ARTICLE I.

 DEFINITIONS; INTERPRETATION

Section 1.1               Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Acceleration Percentage” has the meaning specified in Section 6.5(c).

“Additional Amounts” has the meaning specified in Section 6.8(a).

“Additional Purchase Price” has the meaning specified in Section 2.2(b).

“Additional Trust Security Base Amount” means a number equal to the number of Optional Trust Securities that the Initial Purchasers elect to purchase under the Securities Purchase Agreement.

“Additional Exchange Shares” has the meaning specified in Section 2.1(b).

“Additional Treasury Securities” means the U.S. Government Securities purchased by Purchaser pursuant to Section 2.3(b)(ii) of the Trust Agreement for settlement at each Subsequent Time of Delivery.

“Administration Agreement” means the Administration Agreement, dated as of June 10, 2016, between Purchaser and the Administrator.

“Administrator” means U.S. Bank National Association (or its successor) in its capacity as Administrator under the Administration Agreement.

“ADS Depositary” means Citibank, N.A., or any successor thereto from time to time, in its capacity as depositary under the Deposit Agreement.

“ADS Price” has the meaning specified in Section 6.7.

“ADS Procedures Agreement” has the meaning specified in the recitals to this Agreement.

“ADSs” means the American depositary shares with respect to the Ordinary Shares, each representing as of the date hereof one Ordinary Share.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person.

“Aggregate Non-Transferable Option Value” has the meaning specified in Section 6.1(c).

“Aggregate Number” has the meaning specified in Section 6.1(b).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Applicable Law” means any applicable federal, state, local or foreign law, rule, regulation, ordinance, code, directive, Order, authorization or treaty of any Governmental Body and any relevant final administrative or judicial precedent interpreting or applying the foregoing.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C.§§ 101 et seq.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Cash Percentage” has the meaning specified in Section 2.3(d).

“Cash Settlement” has the meaning specified in Section 2.3(d).

“Cash Settlement Election Period” has the meaning specified in Section 2.3(d).

“China” or the “PRC” means the People’s Republic of China, excluding, for the purpose of this Agreement only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Collateral” has the meaning set forth in the Collateral Agreement.

“Collateral Agent” means U.S. Bank National Association (or its successor) in its capacity as the Collateral Agent under the Collateral Agreement.

“Collateral Agreement” has the meaning specified in the recitals to this Agreement.

“Collateral Event Acceleration” has the meaning specified in Section 7.1.

“Collateral Event of Default” has the meaning set forth in the Collateral Agreement.

“Company” has the meaning specified in the recitals to this Agreement.

“Contract Shares” has the meaning specified in Section 2.1(b).

“Control” means, unless otherwise expressly specified, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Custodian” means U.S. Bank National Association (or its successor) in its capacity as Custodian under the Custodian Agreement.

“Custodian Agreement” means the Custodian Agreement, dated as of June 10, 2016, between the Custodian and Purchaser.

“Daily Cash Amount” has the meaning specified in Section 2.3(d).

“Daily VWAP” means (i) for the ADSs on any Trading Day, the per ADS volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BABA.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one ADS on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by Purchaser) and (ii) for any other Exchange Security on any Trading Day, the volume-weighted average price per such Exchange Security as displayed under the heading “Bloomberg VWAP” on the relevant Bloomberg page for such Security (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one such Exchange Security on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by Purchaser). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. In the event that the Exchange Property Unit includes a number of any Exchange Security that is more or less than one, the Daily VWAP with respect to such Exchange Security will be an amount equal to the product of (A) a fraction of which such number is the numerator and one is the denominator multiplied by (B) the Daily VWAP for one such Exchange Security.

“Default” means any event that with notice or passage of time, or both, would constitute an Event of Default.

“Deposit Agreement” means the Deposit Agreement, dated as of September 24, 2014, among the Company, the ADS Depositary and the owners and holders of the ADSs, or any other agreement or instrument constituting depositary shares with respect to the Ordinary Shares.

“Dilution Event” has the meaning specified in Section 6.1.

“Distributed Asset” has the meaning specified in Section 6.1(d).

“Documentary Taxes” means any stamp, issue, registration, court, documentary, or similar taxes, including any related interest or penalties with respect thereto.

“dollar,” “U.S. dollar,” “U.S.$” or “$”means the lawful currency of the United States of America.

“DTC” means The Depository Trust Company.

“Elapsed Number of Trading Days” has the meaning specified in Section 2.3(d).

“Event of Default” has the meaning specified in Section 7.1.

“Ex-Dividend Date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Amount” has the meaning specified in Section 2.1(c).

“Exchange Date” means the fifth Scheduled Trading Day immediately following the last Trading Day of the 20 Trading Day Observation Period.

“Exchange Property” initially means, per Trust Security, a number of ADSs equal to the Maximum Exchange Rate. What constitutes “Exchange Property” as of any date shall be adjusted to add or substitute cash, securities and/or any other property as a result of a Dilution Event or Reorganization Event as of and following the applicable Exchange Property Adjustment Date. “Exchange Property” as of any date will also be reduced by the amount of Non- Marketable Securities Exchange Property as set forth in Section 6.4 and by the amount of Exchange Property in respect of the applicable Acceleration Percentage subject to an Optional Acceleration as set forth in Section 6.5. As a result, the Exchange Property that Purchaser is entitled to receive under this Agreement, and that a holder will receive on or shortly after the Exchange Date in exchange for the Trust Securities (and promptly after the Special Acceleration Date, Optional Acceleration Date, or a Special Collateral Event Acceleration Date, if any, as a distribution on the Trust Securities), may include a combination of ADSs, other securities of the Company (including rights or warrants), cash, securities of another entity and/or other property, depending on the cause and nature of the change or the adjustment.

“Exchange Property Adjustment Date” has the meaning specified in Section 6.1(j).

“Exchange Property Unit” as of any date means a unit comprising the number or amount of each type of Exchange Property equal to (i) the Exchange Property per Trust Security as of such date (taking into account, for the avoidance of doubt, the reduction in the Exchange Property following any Special Acceleration or Optional Acceleration, as described in the definition of “Exchange Property” herein) divided by (ii) the Maximum Exchange Rate.

“Exchange Security” means any security that is part of the Exchange Property.

“Final Determination” means (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which has become final and is either no longer subject to appeal or as to which a determination not to appeal has been made; or (ii) a final disposition by any Governmental Body, in either case of any matter relating to Taxes with respect to which no further legal or administrative remedies are being sought.

“Final Exchange Date” means the date on which all the deliveries to Purchaser under this Agreement have been made.

“Firm Purchase Price” has the meaning specified in Section 2.2(a).

“Firm Trust Securities” has the meaning specified in the recitals to this Agreement.

“Firm Trust Security Base Amount” means a number equal to the number of Firm Trust Securities that Purchaser sells to the Initial Purchasers under the Securities Purchase Agreement.

“Firm Exchange Shares” has the meaning specified in Section 2.1(a).

“First Time of Delivery” has the meaning specified in Section 2.3(a).

“Governmental Body” means any federal, state, local, municipal, foreign or other governmental or quasi-governmental authority or self-regulatory organization of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers) exercising, or entitled to exercise, any administrative, executive, judicial, legislative, enforcement, regulatory or taxing authority or power.

“Initial Posting Date” has the meaning specified in Section 2.3(d).

“Initial Price” means $76.69.

“Initial Purchasers” has the meaning specified in the recitals to this Agreement.

“Initial Treasury Securities” means the U.S. Government Securities purchased by Purchaser pursuant to Section 2.3(b)(i) of the Trust Agreement for settlement at the First Time of Delivery.

“Limited Liability Company Agreement” means the Amended and Restated Limited Liability Company Agreement, dated as of June 1, 2016, of Shareholder entered into by Shareholder Parent and the independent directors party thereto.

“Make-Whole Adjustment Date” means the applicable date set forth in the table contained in Section 6.7(f).

“Make-Whole Exchange Property Rate” has the meaning specified in Section 6.7(a).

“Make-Whole Non-Marketable Securities Exchange Property” has the meaning set forth under Section 6.4(a).

“Maples FS” has the meaning specified in the recitals to this Agreement.

“Market Disruption Event” means, in relation to the ADSs or any other Exchange Security, (i) a failure by the primary United States national or regional securities exchange or market on which the ADSs or any other Exchange Security, as applicable, are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the ADSs or such other Exchange Security, as applicable, for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the ADSs or such other Exchange Security, as applicable, or in any options contracts or future contracts relating to (x) the Ordinary Shares of the Company or ADSs or (y) such other Exchange Security, as applicable.

“Marketable Securities” means any common equity securities (whether voting or non-voting) (including American depositary shares representing common equity securities) listed on the NYSE, The NASDAQ Global Market or The NASDAQ Global Select Market (or their respective successors).

“Maximum Exchange Rate” means 1.3040.

“Minimum Exchange Rate” means 1.1097.

“Non-Accelerated Percentage” means (i) commencing immediately following the first of any Special Acceleration or Optional Acceleration, as applicable, to occur, a percentage equal to 100% minus the Non-Marketable Securities Percentage for such Special Acceleration or 100% minus the Acceleration Percentage for such Optional Acceleration, as applicable, (ii) commencing immediately following any subsequent Special Acceleration or Optional Acceleration, as applicable, a percentage equal to (x) the Non-Accelerated Percentage in effect immediately prior to such Special Acceleration or Optional Acceleration, as applicable, multiplied by (y) 100% minus the Non-Marketable Securities Percentage for such Special Acceleration or 100% minus the Acceleration Percentage for such Optional Acceleration, as applicable, and (iii) in all other cases, 100%.

“Non-Marketable Securities Exchange Property” has the meaning specified in Section 6.4(a).

“Non-Marketable Securities Percentage” has the meaning specified in Section 6.4(a).

“Non-Transferable Option Value” has the meaning specified in Section 6.1(c).

“NYSE” means the New York Stock Exchange (or its successor).

“Obligations” means all obligations of every nature of Shareholder under this Agreement (other than any indemnification, reimbursement or similar obligation that is contingent at the applicable time).

“Observation Period” means the 20 Trading Day period beginning on, and including, the 24th Scheduled Trading Day immediately preceding June 1, 2019.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an officer or director of such Person.

“Optional Acceleration” has the meaning specified in Section 6.5(a).

“Optional Acceleration Notice Date” means the first Business Day on which Purchaser has delivered notice to holders of Trust Securities of Shareholder’s delivery of a notice of Optional Acceleration to Purchaser, or on which a press release has been issued containing such notice, in each case by 5:00 p.m., New York City time (it being understood that such first Business Day will be deemed to be postponed to the immediately succeeding Business Day if such notice is received, or such press release is issued, after 5:00 p.m., New York City time).

“Optional Acceleration Valuation Period” has the meaning specified in Section 2.3(d).

“Optional Trust Securities” has the meaning specified in the recitals to this Agreement.

“Order” means any order, writ, injunction, decree, judgment, award, determination, direction or demand of any Governmental Body.

“Ordinary Shares” means the ordinary shares, par value $0.000025 per share, in the share capital of the Company.

“Parent Agreement” means the Parent Agreement, dated as of June 10, 2016, between Shareholder Ultimate Parent and Purchaser.

“Parent Reimbursement Agreement” means the Reimbursement Agreement, dated as of June 1, 2016, between Shareholder and Shareholder Parent.

“Partial Acceleration” has the meaning specified in Section 6.5(c).

“Paying Agent” means U.S. Bank National Association (or its successor) in its capacity as transfer agent, registrar and paying agent under the Paying Agent Agreement.

“Paying Agent Agreement” means the Paying Agent Agreement, dated as of June 10, 2016, between Purchaser and U.S. Bank National Association, as transfer agent, registrar and paying agent.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

“Pledged Account” has the meaning set forth in the Collateral Agreement.

“PRC Tax Resident” means any individual or entity generally subject to taxation in the People’s Republic of China on account of being resident, organized or engaged in business therein.

“Purchaser” has the meaning specified in the preamble to this Agreement.

“Receipt Date” has the meaning specified in Section 6.1(b).

“Record Date” has the meaning specified in Section 6.1(b).

“Relevant Tax Jurisdiction” means the Cayman Islands, the PRC or any political subdivision thereof or therein.

“Reorganization Event” means, with respect to an issuer of any Exchange Security, (1) any consolidation, merger or amalgamation of the issuer with or into another entity (other than a consolidation, merger or amalgamation in which the issuer is the continuing corporation and in which the units of each Exchange Security of that issuer outstanding before the consolidation, merger or amalgamation are not exchanged for cash, securities or other property of the issuer or another entity), (2) any sale, transfer, lease or conveyance to another entity of the property of the issuer as an entirety or substantially as an entirety, (3) any statutory exchange of securities of the issuer with another entity, (4) any liquidation, dissolution, winding up, bankruptcy or insolvency of the issuer or (5) the consummation of any tender offer or exchange offer (whether by the relevant issuer or any other party) for 30% or more of the number of any of the Exchange Securities then outstanding, where (i) such tender offer or exchange offer is conditioned on there being validly tendered and not withdrawn at the expiration of such tender offer or exchange offer at least 30% of the number of any of the Exchange Securities then outstanding and such condition is not waived or modified and (ii) the cash and value of any other consideration included in the payment per Exchange Security exceeds the closing sale price per Exchange Security on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

“Required Cash Amount” has the meaning specified in Section 2.3(d).

“Scheduled Trading Day” means, in relation to the ADSs or any other Exchange Security, a day that is scheduled to be a trading day on the primary United States national or regional securities exchange or market on which the ADSs or such other Exchange Security, as applicable, are listed or admitted for trading. If the ADSs or such other Exchange Security, as applicable, are not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day”

“Subsequent Time of Delivery” has the meaning specified in Section 2.3(b).

“Securities Account Control Agreement” has the meaning specified in the recitals to this Agreement.

“Securities Purchase Agreement” has the meaning specified in the recitals to this Agreement.

“Shareholder” has the meaning specified in the preamble to this Agreement.

“Shareholder Group” means Shareholder, any company of which Shareholder is a direct or indirect wholly owned subsidiary or any direct or indirect wholly owned subsidiary of any such company.

“Shareholder Insolvency Event” means that any of the following occurs in relation to Shareholder: (i) (a) it is, or is deemed for the purposes of any Applicable Law to be, unable or admits generally an inability to pay its debts as they fall due or (b) a moratorium is declared in respect of any of its indebtedness; or (ii) any corporate action or legal proceedings is taken in respect of or in relation to (a) the suspension of payments, a moratorium of any indebtedness, winding-up, liquidation, bankruptcy, insolvency, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) or the appointment of an administrator, receiver, administrative receiver or trustee in bankruptcy; (b) a composition, compromise, assignment or arrangement with any of its creditors; or (c) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of it or any of its assets.

“Shareholder Parent” means SoftBank Group International GK, a limited liability company (godokaisha) formed under the laws of Japan.

“Shareholder Ultimate Parent” means SoftBank Group Corp., a Japanese stock company (kabushiki kaisha).

“Solvent” means, with respect to Shareholder, that as of the date of determination, both (i) (a) the sum of Shareholder’s debt (including contingent liabilities) does not exceed the present fair saleable value of Shareholder’s present assets; and (b) Shareholder’s capital is not unreasonably small in relation to the transactions contemplated hereunder; and (c) Shareholder has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay them as they become due; and (ii) Shareholder is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Special Acceleration” has the meaning specified in Section 6.4(a).

“Special Acceleration Date” has the meaning specified in Section 6.4(b).

“Special Collateral Event Acceleration” has the meaning specified in Section 7.2.

“Special Collateral Event Acceleration Date” has the meaning specified in Section 7.2.

“Special Collateral Event Acceleration Notice Date” has the meaning specified in Section 7.2.

“Special Collateral Event Acceleration Valuation Period” has the meaning specified in Section 2.3(d).

“Tax Contest” means any claim, potential claim, request for information, inquiry, audit or other action or proceeding, brought by any Governmental Body that relates to or could result in the payment of Additional Amounts or the payment or reimbursement by Shareholder of Documentary Taxes, in each case, that could result in a Triggering Shareholder Reimbursement Obligation.

“Tax Event” has the meaning specified in Section 6.6(a).

“Tax Event Acceleration” has the meaning specified in Section 6.5(b).

“Tax Event Exchange Rate” has the meaning specified in Section 6.5(e).

“Tax Opinion” means an opinion of counsel, of recognized standing in tax matters in the applicable tax jurisdiction and reasonably satisfactory to Shareholder or Purchaser, as applicable, to the effect that an action or position should be required by Applicable Law.

“Taxes” has the meaning specified in Section 6.8(a).

“Then-Current Value” means, for any item of Exchange Property as of any date:

(a)            if the item consists of cash, the amount of cash (or its equivalent in U.S. dollars);

(b)            if the item consists of an Exchange Security listed or admitted for trading on a U.S. national securities exchange or other U.S. trading or quotation system, the Daily VWAP for one unit of such Exchange Security on such date (or, if such date is not a Trading Day, for the Trading Day immediately preceding such date);

(c)            if the items consist of U.S. Government Securities, the average of the last bid and the last offer prices as of 4:00 p.m., New York City time, on such date on the Bloomberg page for such U.S. Government Securities; and

(d)            if the item consists of property other than cash, U.S. Government Securities or Exchange Securities listed or admitted for trading on a U.S. national securities exchange or other U.S. trading or quotation system, the fair market value of that property (or, in the case of Exchange Securities, one unit of that property) as of 5:00 p.m., New York City time, on the third Business Day preceding that date. The fair market value will be determined by a nationally recognized independent investment banking firm retained by Purchaser for this purpose.

“Threshold Appreciation Price” means $90.11.

“Trading Day” means, in relation to the ADSs or any other Exchange Security, any day on which (1) there is no Market Disruption Event with respect to the ADSs or such Exchange Security, as applicable, and (2) trading in the ADSs or such other Exchange Security, as applicable, generally occurs on the NYSE or, if the ADSs or such other Exchange Security, as applicable, are not then listed on the NYSE, on the primary other United States national or regional securities exchange on which the ADSs or such other Exchange Security, as applicable, are then listed or, if the ADSs or such other Exchange Security, as applicable, are not then listed on a United States national or regional securities exchange, on the principal other market on which the ADSs or such other Exchange Security, as applicable, are then listed or admitted for trading. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system or, if applicable, regular quoting on the relevant quotation system. If the ADSs or such other Exchange Security, as applicable, are not so listed or admitted for trading, “Trading Day” means a “Business Day.”

“Transferred Trust Securities” has the meaning specified in Section 2.3(e).

“Triggering Shareholder Reimbursement Obligation” means any reimbursement obligation of Shareholder Parent for (i) Taxes imposed on Shareholder on account of, or with respect to, this Agreement, or any amounts or property paid or delivered hereunder (for the avoidance of doubt this clause (i) is not applicable to withholding Taxes imposed in respect of dividends or distributions on the Ordinary Shares, ADSs or any other Exchange Property), (ii) amounts withheld in respect of Taxes imposed on distributions or dividends made in respect of the Exchange Property (other than withholding Taxes imposed by the PRC in respect of the Exchange Property), (iii) amounts withheld in respect of Taxes imposed in connection with a Reorganization Event (other than withholding Taxes imposed by the PRC), (iv) Additional Amounts paid or payable by Shareholder, and (v) Documentary Taxes paid or payable by Shareholder, in each case of clauses (i) through (v), to the extent they arise in connection with Taxes that exceed $100,000 in the aggregate.

“Trust Agreement” has the meaning specified in the preamble to this Agreement.

“Trustees” has the meaning specified in the Trust Agreement.

“Trust Securities” has the meaning specified in the recitals to this Agreement.

“U.S. Government Securities” means direct obligations of the United States of America.

“Valuation Period” has the meaning specified in Section 2.3(d).

“Zero-Payment Options” has the meaning specified in Section 6.1(c).

Section 1.2               Interpretation.

(a)            When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference is to Articles or Sections of, or Exhibits or Schedules to, this Agreement unless otherwise indicated.

(b)            The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

(c)            Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d)            Any reference to any statute, regulation or agreement is a reference to such statute, regulation or agreement as supplemented, amended, restated or otherwise modified from time to time.

ARTICLE II.

 SALE AND PURCHASE

Section 2.1               Sale and Purchase.

(a)            Firm Exchange Shares. Upon the terms and subject to the conditions of this Agreement, and subject to Shareholder’s election of Cash Settlement pursuant to and in accordance with Section 2.3(d) and Section 7.1, Shareholder agrees to sell to Purchaser, and Purchaser agrees to purchase from Shareholder, the number of ADSs (or the number of Exchange Property Units, if applicable) equal to the product of the Firm Trust Security Base Amount and the Exchange Amount (the “Firm Exchange Shares”).

(b)            Additional Exchange Shares. Upon the terms and subject to the conditions of this Agreement, if the Initial Purchasers exercise the option to purchase Optional Trust Securities pursuant to the Securities Purchase Agreement, Shareholder agrees to sell to Purchaser, and Purchaser agrees to purchase from Shareholder, the number of additional ADSs (or the number of Exchange Property Units, if applicable) equal to the product of the Additional Trust Security Base Amount and the Exchange Amount (the “Additional Exchange Shares”). The Firm Exchange Shares and the Additional Exchange Shares (if any) are collectively referred to in this Agreement as the “Contract Shares”.

(c)            Exchange Amount. Subject to Section 7.1, the “Exchange Amount” in respect of each outstanding Trust Security will be determined as of the Exchange Date as follows: the number of ADSs (and the amount of each other type of Exchange Property) deliverable on the Exchange Date will equal the sum of the following amounts determined for each of the 20 Trading Days during the Observation Period:

(i)              if the Daily VWAP of the ADSs (or the aggregate Then-Current Value of an Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) for such Trading Day is equal to or greater than the Non- Accelerated Percentage then in effect multiplied by the Threshold Appreciation Price, then Purchaser will receive in respect of each Trust Security a number of ADSs (or a number of Exchange Property Units, if applicable) for such Trading Day equal to 1/20th of the Minimum Exchange Rate;

(ii)             if the Daily VWAP of the ADSs (or the aggregate Then-Current Value of an Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) for such Trading Day is equal to or greater than the Non-Accelerated Percentage then in effect multiplied by the Initial Price, but less than the Non-Accelerated Percentage then in effect multiplied by the Threshold Appreciation Price, then Purchaser will receive in respect of each Trust Security that number of ADSs for such Trading Day that, if multiplied by the Daily VWAP of the ADSs for such Trading Day, would have a value equal to 1/20th of the Non-Accelerated Percentage then in effect multiplied by $100.00 (or, if applicable, that number of Exchange Property Units for such Trading Day that, if multiplied by the Then-Current Value (valued as of such Trading Day) of an Exchange Property Unit, would have a value equal to 1/20th of the Non-Accelerated Percentage then in effect multiplied by $100.00); and

(iii)            if the Daily VWAP of the ADSs (or the aggregate Then-Current Value of an Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) for such Trading Day is less than the Non-Accelerated Percentage then in effect multiplied by the Initial Price, then Purchaser, will receive in respect of each Trust Security a number of ADSs (or a number of Exchange Property Units, if applicable) for such Trading Day equal to 1/20th of the Maximum Exchange Rate.

Section 2.2               Purchase Price.

(a)            Firm Purchase Price. The purchase price for the Firm Exchange Shares (the “Firm Purchase Price”) shall be an amount equal to the difference between (i) the aggregate proceeds to Purchaser from the sale of the Firm Trust Securities determined in accordance with the first Paragraph of Section 3 of the Securities Purchase Agreement, as reduced in accordance with Section 6 of the Securities Purchase Agreement and (ii) the aggregate cost to Purchaser, as notified by Purchaser to Shareholder at the First Time of Delivery, of the Initial Treasury Securities.

(b)            Additional Purchase Price. The purchase price for any Additional Exchange Shares (the “Additional Purchase Price”) shall be an amount equal to the difference between (i) the aggregate proceeds to Purchaser from the sale of the Optional Trust Securities determined in accordance with the second Paragraph of Section 3 of the Securities Purchase Agreement, as reduced in accordance with Section 6 of the Securities Purchase Agreement and (ii) the aggregate cost to Purchaser, as notified by Purchaser to Shareholder at the relevant Subsequent Time of Delivery, of the Additional Treasury Securities.

Section 2.3               Payment for and Delivery of Contract Shares.

(a)            First Time of Delivery. Upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver to Seller the Firm Purchase Price at 10:00 a.m., New York City time, on July 10, 2016, or at such other time not later than seven Business Days thereafter as the representatives of the Initial Purchasers, Purchaser and Shareholder determine pursuant to the terms of the Securities Purchase Agreement (the “First Time of Delivery”), at Sullivan & Cromwell LLP, 1870 Embarcadero Road, Palo Alto, CA 94303, or at such other place as shall be agreed upon by Purchaser and Seller, by wire transfer to an account designated by Seller, in Federal (immediately available) funds.

(b)            Subsequent Times of Delivery. Upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver to Seller the Additional Purchase Price at each time for the delivery of and payment for the “Option Securities” pursuant to the Securities Purchase Agreement, which may be the First Time of Delivery Date, and shall be determined by the representatives of the Initial Purchasers of the Firm Trust Securities pursuant to the Securities Purchase Agreement (each a “Subsequent Time of Delivery”), at Sullivan & Cromwell LLP, 1870 Embarcadero Road, Palo Alto, CA 94303, or at such other place as shall be agreed upon by Purchaser and Seller, by wire transfer to an account designated by Seller, in Federal (immediately available) funds.

(c)            Sale and Delivery of Contract Shares. Shareholder agrees to deliver, except as otherwise provided in this Agreement, the Contract Shares to Purchaser on the Business Day immediately preceding the Exchange Date. Unless Shareholder elects Cash Settlement as provided in Section 2.3(d), delivery shall be effected by the Collateral Agent delivering to the Custodian, for the account of Purchaser, (x) the ADSs (and other Exchange Property, if applicable) received in exchange for the Ordinary Shares (and/or other property then underlying the ADSs) then held by the Collateral Agent as collateral under the Collateral Agreement in accordance with Section 3 of the ADS Procedures Agreement and (y) any other ADSs then held by the Collateral Agent as collateral under the Collateral Agreement, in an aggregate amount equal to the number of Contract Shares, rounded down to the nearest whole number, on the Business Day immediately preceding the Exchange Date. Shareholder agrees to make a cash payment in respect of any fractional ADSs (or Exchange Property Units, if applicable) included in the Contract Shares on the Business Day immediately preceding the Exchange Date, in an amount equal to the Then-Current Value of such fractional ADSs (or Exchange Property Units, if applicable). Notwithstanding the foregoing, if a Special Acceleration Date, Optional Acceleration, Collateral Event Acceleration or Special Collateral Event Acceleration shall have occurred prior to the Exchange Date then, in lieu of the foregoing, delivery shall be effected as follows: (i) in the case of any cash required to be delivered as provided in Section 6.4 or Section 6.5, as applicable, by wire transfer to an account designated by Purchaser, in Federal (immediately available) funds and (ii) in the case of any Exchange Property to be delivered by Shareholder, as provided in Section 6.4, Section 6.5, Section 7.1 or Section 7.2, as applicable, by the Collateral Agent delivering to the Custodian, for the account of Purchaser, (x) the ADSs (and other Exchange Property, if applicable) received in exchange for the Ordinary Shares (and/or other property then underlying ADSs) then held by the Collateral Agent as collateral under the Collateral Agreement in accordance with Section 3 of the ADS Procedures Agreement and (y) any other ADSs then held as collateral under the Collateral Agreement, as provided in Section 5.7 of the Collateral Agreement, and, in each case, limited to (in the case any such limit applies under the applicable provision at such time) the amount of Exchange Property required to be delivered pursuant to Section 6.4, Section 6.5, Section 7.1 or Section 7.2, as applicable. Notwithstanding anything to the contrary in this Agreement, if the number of Ordinary Shares represented by the ADSs (or other Exchange Securities) deliverable to Purchaser on any date would exceed 9.9% of the then outstanding Ordinary Shares (or 9.9% of the then outstanding voting securities of the applicable issuer), such excess portion will be delivered on the next Business Day or, if such excess represents 9.9% or more of the then outstanding Ordinary Shares (or 9.9% or more of the then outstanding voting securities of the applicable issuer), on successive Business Days (with no delivery on any Business Day of a number of ADSs (or other Exchange Securities) representing 9.9% or more of the then outstanding Ordinary Shares (or 9.9% or more of the then outstanding voting securities of the applicable issuer)), in each case, until Shareholder has satisfied all of its delivery requirements under this Agreement.

(d)            Cash Settlement Election. Shareholder may elect to deliver cash, in whole or in part, instead of ADSs (or other Exchange Property, if applicable) in connection with settlement of this Agreement (“Cash Settlement”) (i) on the Exchange Date, (ii) upon Special Acceleration, as provided in Section 6.4 or (iii) upon Optional Acceleration, as provided in Section 6.5 or (iv) upon Special Collateral Event Acceleration, as provided in Section 7.2, in each case by delivery of a written notice to Purchaser, the Collateral Agent and the Custodian (which notice shall specify the portion to be settled in cash as a fixed percentage between 0% and 100%, inclusive, of the Exchange Property on such date or portion of the Exchange Property on such date, as applicable, then being settled, the “Cash Percentage”) during the applicable Cash Settlement Election Period. Shareholder will issue, or cause to be issued, a press release simultaneously with the delivery of its election notice.

If Shareholder elects Cash Settlement, either in whole or in part, Shareholder shall pledge to the Collateral Agent for the benefit of Purchaser (in addition to the amounts of Exchange Property required to be pledged in accordance with Section 4.1(e) of the Collateral Agreement), by 5:00 p.m., New York City time, on the applicable Initial Posting Date, (I) other than in the case of a Special Acceleration, an amount of cash in U.S. dollars per outstanding Trust Security equal to 110% of the product of (i) the Daily VWAP of the ADSs on the third Scheduled Trading Day immediately preceding the Initial Posting Date (or if such Scheduled Trading Day is not a Trading Day, then the immediately preceding Trading Day) (or the aggregate Then-Current Value (valued as of such Trading Day) of one Exchange Property Unit (excluding for this purpose the Then-Current Value of any cash in U.S. dollars included in such Exchange Property Unit to the extent such cash is included in the collateral at such time and is not otherwise subject to release by the Collateral Agent at such time), if applicable), (ii) the Maximum Exchange Rate, (i) the Cash Percentage and (iv) the Acceleration Percentage, if applicable (which shall be deemed to be 100% for the purpose hereof other than in the case of a Partial Acceleration), and (II) in the case of a Special Acceleration, an amount of cash in U.S. dollars per outstanding Trust Security equal to the product of (i) the Cash Percentage and (ii) the aggregate Then-Current Value (valued as of the third Scheduled Trading Day immediately preceding the Initial Posting Date) of the Make-Whole Non-Marketable Securities Exchange Property (excluding for purposes of clause (ii) the aggregate Then-Current Value of any cash in U.S. dollars included in such Make-Whole Non-Marketable Securities Exchange Property to the extent such cash is included in the collateral at such time and is not otherwise subject to release by the Collateral Agent at such time).

In addition, except in the case of Cash Settlement upon any Special Acceleration, Shareholder will be required to top up any shortfall in the required amount of cash collateral by pledging to Purchaser, by 5:00 p.m., New York City time, on the third Scheduled Trading Day following any Trading Day during the relevant Valuation Period for which the aggregate amount of cash collateral pledged to Purchaser pursuant to the provisions set forth in this Section 2.3(d) (including, for the avoidance of doubt, any existing cash in U.S. dollars included in the cash collateral that forms part of an Exchange Property Unit at such time (and that is not otherwise subject to release by the Collateral Agent at such time)) and then held in the collateral account is less than an amount of cash per outstanding Trust Security equal to the sum of:

(A)           100% of the product of (x) the Cash Percentage and (y) the aggregate of the Daily Cash Amounts for each of the Trading Days, if any, that have occurred during the relevant Valuation Period up to, and including, such Trading Day (the number of such Trading Days, the “Elapsed Number of Trading Days”);

(B)            (I) in the case of Cash Settlement on the Exchange Date, 100% of the product of (x) 100% minus the Cash Percentage and (y) the sum of the products, for each of the Elapsed Number of Trading Days, of the amount of cash in U.S. dollars, if any, included in one Exchange Property Unit for such Trading Day and the number of Exchange Property Units that would otherwise be deliverable on the Exchange Date in respect of such Trading Day pursuant to Section 2.1(c);

(II)            in the case of an Optional Acceleration (other than a Tax Event Acceleration), the sum of (x) 100% of the product of (1) 100% minus the Cash Percentage, (2) the Acceleration Percentage (which will be deemed to be 100% except in the case of a Partial Acceleration), (3) the amount of cash in U.S. dollars, if any, included in one Exchange Property Unit for such Trading Day, (4) the Maximum Exchange Rate and (5) a ratio the numerator of which is the Elapsed Number of Trading Days and the denominator of which is the total number of Trading Days in the Valuation Period and (y) 100% of the product of (1) 100% minus the Acceleration Percentage (which will be deemed to be 100% except in the case of a Partial Acceleration), (2) the amount of cash in U.S. dollars, if any, included in one Exchange Property Unit for such Trading Day, (3) the Maximum Exchange Rate and (4) a ratio the numerator of which is the Elapsed Number of Trading Days and the denominator of which is the total number of Trading Days in the Valuation Period; or

(III)          in the case of a Tax Event Acceleration or a Special Collateral Event Acceleration, 100% of the product of (w) 100% minus the Cash Percentage, (x) the amount of cash in U.S. dollars, if any, included in one Exchange Property Unit for such Trading Day, (y) the applicable Make-Whole Exchange Property Rate and (z) a ratio the numerator of which is the Elapsed Number of Trading Days and the denominator of which is the total number of Trading Days in the Valuation Period;

(C)           110% of the product of (v) the Cash Percentage, (w) the Daily VWAP of the ADSs for such Trading Day (or the aggregate Then-Current Value (valued as of such Trading Day) of one Exchange Property Unit (excluding for this purpose the Then- Current Value of any cash in U.S. dollars included in such Exchange Property Unit to the extent such cash is included in the collateral at such time and is not otherwise subject to release by the Collateral Agent at such time), if applicable), (x) the Maximum Exchange Rate, (y) the Acceleration Percentage, if applicable (which shall be deemed to be 100% for the purpose hereof other than in the case of a Partial Acceleration), and (z) a ratio the numerator of which is the number of Trading Days remaining in the Valuation Period and the denominator of which is the total number of Trading Days in the Valuation Period;

(D)           100% of the product of (x) the amount of cash in U.S. dollars, if any, included in one Exchange Property Unit for such Trading Day, (y) the Maximum Exchange Rate and (z) a ratio the numerator of which is the number of Trading Days remaining in the Valuation Period and the denominator of which is the total number of Trading Days in the Valuation Period; and

(E)            100% of the product of (x) $0.05 and (y) (1) the product of the number of ADSs then included in one Exchange Property Unit and the Maximum Exchange Rate minus (2) the number of ADSs per Trust Security then pledged to the Collateral Agent that satisfy the requirements set forth in clause (y) of the proviso set forth in Section 4.1(e)(ii) of the Collateral Agreement.

The amount of cash required to be pledged pursuant to the foregoing provisions in respect of any Trading Day is referred to as the “Required Cash Amount.”

For the purposes hereof:

“Cash Settlement Election Period” means (i) in connection with the settlement of this Agreement on the Exchange Date, a period commencing one year prior to, and ending on the fifth Scheduled Trading Day prior to, the scheduled commencement of the Observation Period, (ii) in connection with any Special Acceleration, a period commencing on the 60th Scheduled Trading Day prior to the Exchange Property Adjustment Date for such Special Acceleration and ending on the second Scheduled Trading Day prior to the Special Acceleration Date for such Special Acceleration, (iii) in connection with any Optional Acceleration, the date on which Shareholder notifies Purchaser of such Optional Acceleration, as set forth in Section 6.5, or (iv) in connection with any Special Collateral Event Acceleration, a period of six Scheduled Trading Days commencing on and including the Special Collateral Event Acceleration Notice Date.

“Daily Cash Amount” for any Trading Day during any Valuation Period, means the product of (i) the number of ADSs (or the number of Exchange Property Units, if applicable) that would otherwise be deliverable on the Exchange Date in respect of such Trading Day pursuant to Section 2.1(c) and (ii) the Daily VWAP of the ADSs (or the Then-Current Value of one Exchange Property Unit, if applicable) for such Trading Day; provided that in connection with any (I) Optional Acceleration (other than a Tax Event Acceleration), the Daily Cash Amount shall be (i) the product of (x) the Maximum Exchange Rate, (y) the Acceleration Percentage (which shall be deemed to be 100% for the purpose hereof other than in the case of a Partial Acceleration, if applicable) and (z) the Daily VWAP of the ADSs (or the Then-Current Value of one Exchange Property Unit, if applicable) for such Trading Day, divided by (ii) the number of Trading Days in the applicable Valuation Period, (II) Tax Event Acceleration, the Daily Cash Amount shall be (i) the product of (x) the applicable Make-Whole Exchange Property Rate and (y) the Daily VWAP of the ADSs (or the Then-Current Value of one Exchange Property Unit, if applicable) for such Trading Day, divided by (ii) the number of Trading Days in the applicable Valuation Period and (III) Special Collateral Event Acceleration, the Daily Cash Amount shall be (i) the product of (x) the applicable Make-Whole Exchange Property Rate and (y) the Daily VWAP of the ADSs (or the Then-Current Value of one Exchange Property Unit, if applicable) for such Trading Day, divided by (ii) the number of Trading Days in the applicable Valuation Period.

“Initial Posting Date” means (i) in connection with the settlement of this Agreement on the Exchange Date, the second Scheduled Trading Day immediately preceding the scheduled first day of the Observation Period, (ii) in connection with any Special Acceleration, the second Scheduled Trading Day prior to the Special Acceleration Date for such Special Acceleration, (iii) in connection with any Optional Acceleration, the date on which Shareholder delivers notice to Purchaser of its election of such Optional Acceleration or (iv) in connection with a Special Collateral Event Acceleration, the fifth Scheduled Trading Day following the Special Collateral Event Acceleration Notice Date.

“Optional Acceleration Valuation Period” means, with respect to (a) any Tax Event Acceleration, a 20 Trading Day period beginning on, and including, the Trading Day following the date on which Shareholder issues, or causes to be issued, a press release announcing the Make-Whole Exchange Property Rate for such Tax Event Acceleration and (b) any other Optional Acceleration, a 20 Trading Day period beginning on, and including, the Trading Day following the Optional Acceleration Notice Date.

“Special Collateral Event Acceleration Valuation Period” means a 20 Trading Day period, beginning on, and including, the Trading Day following the date on which Shareholder issues, or causes to be issued, a press release announcing the Make-Whole Exchange Property Rate for such Special Collateral Event Acceleration.

“Valuation Period” means (i) in connection with the settlement of this Agreement on the Exchange Date, the Observation Period, (ii) in connection with any Optional Acceleration, the Optional Acceleration Valuation Period for such Optional Acceleration, or (iii) in connection with any Special Collateral Event Acceleration, the Special Collateral Event Acceleration Valuation Period; provided that, with respect to any Optional Acceleration or Special Collateral Event Acceleration, there shall be no Valuation Period (and no restrictions in respect of a Valuation Period shall apply to the Shareholder Group) unless Shareholder makes an election to deliver cash in whole or in part instead of ADSs (or other Exchange Property) in respect of such Optional Acceleration or Special Collateral Event Acceleration, respectively.

(e)            Satisfaction of Obligations.

The Shareholder Group may from time to time repurchase Trust Securities in open market purchases or negotiated transactions. Shareholder shall deliver any such Trust Security it purchased to Purchaser for cancellation no later than two Trading Days following the date on which the press release announcing the purchase is issued by Shareholder Ultimate Parent pursuant to Section 3(b) of the Parent Agreement. Any such cancellation will take place on the third Trading Day following such press release. If any member of the Shareholder Group delivers Securities to Purchaser on or before the Business Day immediately preceding the Exchange Date, Shareholder’s obligation to deliver ADSs (or other Exchange Property, as applicable) will be proportionately reduced (and Purchaser will distribute to Shareholder the stripped U.S. Treasury securities (or proceeds thereof) (pro rata among the respective series) and any other property held by Purchaser and associated with those Trust Securities and release the collateral associated with those Trust Securities). The delivery of Trust Securities in partial or complete satisfaction of Shareholder’s obligations will not, however, affect the number or amount of each type of Exchange Property that will be received in respect of each Trust Security that remains outstanding on the Exchange Date. Notwithstanding any other provision of this Agreement, if on or prior to the Business Day immediately preceding the Exchange Date, Shareholder transfers Trust Securities to Purchaser for cancellation (any Trust Securities so transferred being referred to in this Agreement as the “Transferred Trust Securities”) then the maximum number or amount of each type of Exchange Property deliverable by Shareholder pursuant to this Agreement (in the aggregate across all Trust Securities) shall be reduced by a number equal to the product (rounded down to the nearest whole unit of such type of Exchange Property) of (i) the maximum number or amount of Exchange Property of such type deliverable by Shareholder pursuant to this Agreement (in the aggregate across all Trust Securities) before giving effect to the transfer of such Transferred Trust Securities and (ii) a fraction, the numerator of which is the Number of Transferred Trust Securities and the denominator of which is the aggregate number of Trust Securities before giving effect to the transfer of such Transferred Trust Securities.

(f)             Delivery of Cash in Connection with Settlement on the Exchange Date.

If Shareholder validly elects Cash Settlement in connection with the settlement of this Agreement on the Exchange Date, in whole or in part, then Shareholder will deliver to Purchaser in respect of each then-outstanding Trust Security:

(i) an amount of cash in U.S. dollars equal to the product of (x) the Cash Percentage and (y) the sum of the Daily Cash Amounts for each of the 20 Trading Days during the Observation Period; and

(ii) a number of ADSs (or the number of Exchange Property Units, if applicable) equal to the product of (x) 100% minus the Cash Percentage and (y) the aggregate number of ADSs (or the aggregate number of Exchange Property Units, if applicable) that would otherwise be deliverable on the Exchange Date in respect of each of the 20 Trading Days during the Observation Period pursuant to Section 2.1(c).

The calculation of the amount of cash and other Exchange Property, if any, due upon settlement of the Trust Securities will be made by a nationally recognized independent investment banking firm retained by Purchaser for this purpose.

For the avoidance of doubt, if Shareholder elects Cash Settlement but fails to deliver cash collateral in the amounts and within the time periods described in this Agreement, for purposes of determining the amounts due upon settlement of the Securities, the Cash Settlement election described in this Section 2.3(d) shall not apply in respect of any Trading Days during the relevant Valuation Period occurring after the first date on which holders of the Securities receive notice from Purchaser of such failure, or on which a press release is issued by Purchaser, by 5:00 p.m., New York City time, on such date and an Event of Default shall be deemed to have occurred and be continuing on such Trading Days pursuant to Section 7.1.

ARTICLE III.

 REPRESENTATIONS AND WARRANTIES

Section 3.1              Representations and Warranties of Shareholder. Shareholder represents and warrants to Purchaser that it is, and after giving effect to the incurrence by Shareholder of its Obligations at the First Time of Delivery and at each Subsequent Time of Delivery will be, Solvent.

Section 3.2              Representations and Warranties of Purchaser. Purchaser represents and warrants to Shareholder that it is authorized to enter into and perform (and, in accordance with Section 8.5 of the Trust Agreement, amend) this Agreement and to enforce all rights and remedies it has under this Agreement.

ARTICLE IV.

 CONDITIONS TO PURCHASER’S OBLIGATIONS

Section 4.1               Condition to Delivery of Firm Purchase Price. The obligation of Purchaser to deliver the Firm Purchase Price at the First Time of Delivery is subject to the condition that the purchase by the Initial Purchasers of the Firm Trust Securities pursuant to the Securities Purchase Agreement shall have been consummated as contemplated under the Securities Purchase Agreement.

Section 4.2              Condition to Delivery of Additional Purchase Price. The obligation of Purchaser to deliver the Additional Purchase Price at any Subsequent Time of Delivery is subject to the condition that the purchase by the Initial Purchasers of the Optional Trust Securities in respect of such Subsequent Time of Delivery shall have been consummated as contemplated under the Securities Purchase Agreement.

ARTICLE V.

 COVENANTS

Section 5.1               Covenants of Shareholder.

(a)            U.S. Federal Income Tax Treatment of Forward Contract. Each of Shareholder and Purchaser hereby agrees that: for U.S. federal income tax purposes, (i) it will not treat this Agreement, any portion of this Agreement, or any obligation under this Agreement as giving rise to any interest expense or income or other inclusions or expense of ordinary income; (ii) it will not treat the delivery of any portion of the Contract Shares, cash, Marketable Securities or other property to be delivered pursuant to this Agreement as the payment of interest or ordinary income; (iii) it will treat this Agreement in its entirety as a forward contract for the delivery of such Contract Shares, cash, Marketable Securities or other property; and (iv) it will not take any action (including filing any tax return or form or taking any position in any tax proceeding, other than in connection with good faith negotiations in settlement of a tax proceeding) that is inconsistent with the obligations contained in clauses (i) through (iii) of this Section 5.1(a). Notwithstanding the preceding sentence, Purchaser may in its discretion withhold Tax on payments to the security holders in Purchaser regardless of the legal theory or characterization supporting such withholding. Shareholder and Purchaser may also take any action or position required by law; provided that (A) Shareholder and Purchaser agree to take such action or position or (B) Shareholder or Purchaser, as the case may be, provides a Tax Opinion with respect to such action or position.

(b)            Limitations on Trading During Certain Days. Shareholder hereby agrees not to, on any day from, and including, the first Scheduled Trading Day during the Valuation Period to, and including, the last Trading Day of the Valuation Period, (i) offer, pledge, sell, contract to sell, sell any call option or other right or warrant to purchase, purchase any put option, lend, or otherwise transfer or dispose of, directly or indirectly, any securities of the same class as any Exchange Securities or any securities convertible into or exercisable or exchangeable for, or representing or represented by, any securities of the same class as any Exchange Securities, or (ii) enter into any swap or other arrangement that transfers to another, directly or indirectly, in whole or in part, any of the economic consequences of ownership of any securities of the same class as any of the Exchange Securities, whether any such transaction described in clauses (i) and/or (ii) is to be settled by delivery of Exchange Securities or such other securities, in cash or otherwise; provided that the foregoing shall not prohibit Shareholder from (xx) selling, transferring or otherwise disposing of any such securities to (or entering into any other transaction described in clauses (i) and/or (ii) with) one or more members of the Shareholder Group or (yy) pledging any such securities, which pledge is reasonably expected to not directly or indirectly result in sales of any such securities during the Valuation Period.

(c)            Notices. Shareholder will cause to be delivered to Purchaser:

(i)              Immediately upon the occurrence of any Event of Default, or upon Shareholder’s obtaining knowledge that any of the conditions or events set forth in Section 7.1(a) or (b) hereof shall have occurred, notice of such occurrence; and

(ii)             If at any time prior to the Exchange Date Shareholder receives notice, or otherwise obtains knowledge, that any event requiring an adjustment to be effected pursuant to Article VI hereof shall have occurred or be pending, then Shareholder shall promptly cause to be delivered to Purchaser a notice identifying such event and stating, if known to Shareholder, the date on which such event occurred or is to occur and, if applicable, the record date relating to such event. Shareholder shall cause further notices to be delivered to Purchaser if Shareholder shall subsequently receive notice, or otherwise obtain knowledge, of any further or revised information regarding the terms or timing of such event or any record date relating to such event.

(d)            Bankruptcy Remoteness. Terms used in this Section 5.1(d) that are not defined in this Agreement but defined in the Limited Liability Company Agreement shall be used herein as therein defined. So long as any Obligation is outstanding, Shareholder will:

(i)              maintain its own separate books and records and bank accounts apart from those of any Member Group Entity or any other Person;

(ii)            at all times conduct its activities in its own name in a manner not misleading to other Persons as to its identity;

(iii)            at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

(iv)            have a Board of Directors separate from that of the member and any other Person;

(v)            not commingle its assets with assets of any Member Group Entity or any other Person and hold its assets in its own name; not guarantee, secure or otherwise hold itself out as being liable for the debts of another; and maintain its assets in such a manner that shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Member Group Entity or any other Person;

(vi)           be responsible for, and pay, its own expenses, liabilities and obligations of any kind, including all administrative expenses, from its own separate assets (including any assets resulting from contributions received as contemplated by the Parent Reimbursement Agreement);

(vii)         pay the salaries of its own employees, if any;

(viii)       strictly comply with all organizational formalities necessary to maintain its separate limited liability company existence;

(ix)            allocate fairly and reasonably any overhead for shared office space;

(x)             use stationary, invoices and checks bearing the name of Shareholder (and not the name of any Member Group Entity);

(xi)            maintain separate financial statements (which may be unaudited), showing its assets and liabilities separate and apart from those of any other Person, and not have its assets listed on any financial statement of any other Person; provided, however, that Shareholder’s assets may be included in a consolidated financial statement of one or more Member Group Entities as may be required or permitted by generally accepted accounting principles and applicable financial reporting standards;

(xii)          maintain an arm’s-length relationship with its Affiliates and enter into transactions with Affiliates only on terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties (except that such obligation shall not apply to distributions made in accordance with Section 6.04 of the Limited Liability Company Agreement, Interest repurchases or the performance of obligations under, or exercise of rights and elections pursuant to, the Transaction Documents as in effect on the date hereof);

(xiii)        not hold out its credit or assets as being available to satisfy the obligations of others;

(xiv)        not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that Shareholder may invest in those investments permitted under the Transaction Documents and may make any advance required or permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions;

(xv)         not engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Transaction Documents, and not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other);

(xvi)        correct any known misunderstanding regarding its separate identity and not identify itself as a division or department of any other Person other than for federal income tax purposes (but only if it is a disregarded entity for federal income tax purposes);

(xvii)       maintain adequate capital in light of its size and character and in light of its contemplated business purpose, transactions and liabilities (including any Taxes, independent director fees and auditing fees); provided that the foregoing shall not require any Member Group Entity to make any additional capital contribution to Shareholder;

(xviii)     cause its Board of Directors to meet in person or telephonically at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

(xix)         except as expressly contemplated by the Transaction Documents, not pledge its assets for the benefit of any other Person;

(xx)           not acquire any securities of the Member;

(xxi)         cause the Officers, agents and other representatives of Shareholder to act at all times with respect to Shareholder consistently and in furtherance of the foregoing and in the best interests of Shareholder;

(xxii)        not engage in any activities or transactions other than as contemplated by Section 3.01 of the Limited Liability Company Agreement hereof;

(xxiii)      file its own Tax returns, if any, as may be required under the laws of any jurisdiction, collect any information required to be reported or collected under any Tax law, enter into any agreement with any Taxing authority and pay any Taxes required to be paid under, and otherwise comply with, Applicable Laws related to Taxes; and

(xxiv)     not voluntarily incur, create or assume any indebtedness other than pursuant to this Agreement and the other Transaction Documents.

(e)            Further Assurances. From time to time on and after the date of this Agreement through the Exchange Date, each of the parties to this Agreement shall use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement, including (i) using commercially reasonable efforts to remove any legal impediment to the consummation of such transactions and (ii) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement.

ARTICLE VI.

 ADJUSTMENTS TO EXCHANGE AMOUNT; REORGANIZATION EVENTS; SPECIAL ACCELERATION

Section 6.1               Exchange Property Adjustments. The amount and type of Exchange Property that Purchaser is entitled to receive under this Agreement is subject to change and adjustment following any of the events set forth in this Section 6.1 (each such event set forth in subsections (a), (b), (c) and (d) of this Section 6.1, a “Dilution Event”) as well as any Reorganization Event, if the record date for determining holders entitled to receive cash, securities or other property in respect of such event occurs on or prior to the Business Day immediately preceding the Exchange Date (or an earlier settlement date, if this Agreement is accelerated in full). In the event that a Dilution Event or Reorganization Event results in an adjustment to the Exchange Property during a Valuation Period or a calculation period for purposes of determining a Make-Whole Exchange Property Rate adjustment in connection with a Special Acceleration, a Tax Event Acceleration or a Special Collateral Event Acceleration, such adjustment, solely for purposes of making the applicable calculations, will be deemed to have taken effect on the first day of such Valuation Period or calculation period. In addition, for purposes of determining the Daily VWAP of the ADSs (or the Then-Current Value of the Exchange Property Units, if applicable) for any Trading Day that occurs on or after the Ex- Dividend Date for a Dilution Event or Reorganization Event and prior to the related Exchange Property Adjustment Date for such Dilution Event or Reorganization Event, such Daily VWAP of the ADSs (or such Then-Current Value of an Exchange Property Unit, if applicable) will be increased by the Then-Current Value (as of such Trading Day) of the assets or property to be distributed with respect to one ADS (or one Exchange Property Unit, as applicable) in respect of such Dilution Event or Reorganization Event.

(a)            Subdivisions and Splits. If the “issuer” of any Exchange Security subdivides or splits the outstanding units of the Exchange Security into a greater number of units, combines the outstanding units of the Exchange Security into a smaller number of units or reclassifies the outstanding units of the Exchange Security into units of another of the issuer’s securities (or depositary shares representing such securities), then each Exchange Property Unit will be adjusted to include the number of units of the Exchange Security or other security of the issuer (or depositary shares representing such security) that a holder of the Exchange Security would have been entitled to receive as a result of the Dilution Event had the holder held, immediately prior to that Dilution Event, the number of units of the Exchange Security that were then part of one Exchange Property Unit.

(b)            Grant of certain options, rights or warrants. If the “issuer” of any Exchange Security grants options, rights or warrants (other than non-transferable options, rights or warrants) to all holders of such Exchange Security (or depositary shares representing such securities) entitling them to subscribe for or purchase any of its securities (or depositary shares representing such securities) or other property for a period ending before the fifteenth calendar day following the Exchange Date (other than rights to purchase Exchange Security units pursuant to a plan for the reinvestment of dividends or interest), then each Exchange Property Unit will be adjusted to include cash as follows.

The amount of cash included in each Exchange Property Unit in respect of such options, rights or warrants will equal the sale proceeds (determined as set forth below in this subsection (b)) for each such option, right or warrant multiplied by the product of (A) the number of such options, rights or warrants issued for each unit of the relevant Exchange Security and (B) the number of units of the relevant Exchange Security that are part of one Exchange Property Unit immediately before the Record Date, without any interest.

To determine the amount of such sale proceeds, Shareholder will be required to deliver to Purchaser (and direct Purchaser to instruct the Collateral Agent to sell on Shareholder’s behalf), and Purchaser will instruct the Collateral Agent to sell (on Shareholder’s behalf), such options, rights or warrants to the recognized securities dealer in The City of New York that provides the highest net bid as of approximately 5:00 p.m., New York City time, on the fifth Business Day after the date the holders of the relevant Exchange Security receive their options, rights or warrants (the “Receipt Date”), for settlement three Business Days later, from among the bids of three such dealers (or less than three if three such dealers are not providing bids) for the purchase by that dealer of the number (the “Aggregate Number”) of such options, rights or warrants that a holder of the relevant Exchange Security would have received if the holder held, on the record date for determination of holders entitled to receive the options, rights or warrants (the “Record Date”), a number of units of the Exchange Security equal to the product of (1) the number of units of the relevant Exchange Security that were part of one Exchange Property Unit on the Record Date, (2) the Maximum Exchange Rate and (3) the aggregate number of outstanding Trust Securities as of the Record Date. The sale proceeds for each such option, right or warrant will be equal to (x) the net sale proceeds corresponding to such highest net bid divided by (y) the Aggregate Number. Shareholder will be entitled to submit a bid for the Aggregate Number of such options, rights or warrants at the same time and in the same manner as a recognized securities dealer as set forth above (and such bid shall be considered a bid of a recognized securities dealer for such purpose). Each adjustment of the type set forth in this subsection (b) will become effective on the fifth Business Day after the Receipt Date (or, if later, the date that Purchaser receives the proceeds from such sale).

If for any reason Purchaser is unable to obtain the required bid (which, for the avoidance of doubt, may be a bid from Shareholder) or sell such options, rights or warrants at such highest net bid on or prior to the fifth Business Day after the Receipt Date, the sale proceeds for that option, right or warrant will be determined promptly after the fifth Business Day after the Receipt Date by a nationally recognized independent investment banking firm retained by Purchaser to identify a purchaser or purchasers for such options, rights or warrants, and Shareholder will be required to deliver to Purchaser (and direct Purchaser to instruct the Collateral Agent to sell on Shareholder’s behalf), and Purchaser will instruct the Collateral Agent to sell (on Shareholder’s behalf), such options, rights or warrants to the purchaser or purchasers identified by such investment banking firm (it being understood that, for the avoidance of doubt, Shareholder may be deemed to be such a purchaser if Shareholder delivers to Purchaser an amount in cash equivalent to the applicable sale proceeds, in which case Shareholder shall be entitled to continue to retain such options, rights or warrants). For the avoidance of doubt, Shareholder will be entitled to participate in such bidding process on the same terms as the other dealers but will not be entitled to the “last look” or the “right to match the best offer”. From, and including, the Ex-Dividend Date in respect of the issuance of such options, rights or warrants until the fifth Business Day after the Receipt Date (or, if later, the date that Purchaser receives the proceeds from such sale), (i) each Exchange Property Unit will include the number of those options, rights or warrants issued for each unit of the relevant Exchange Security (including, for the avoidance of doubt, for purposes of determining the Then-Current Value of the Exchange Property Unit, whether for purposes of any Cash Settlement or otherwise; provided that, for purposes of determining the Required Pledged Assets, the Exchange Property Unit will not include such number of options, rights or warrants prior to the date of issuance thereof) multiplied by the number of units of the relevant Exchange Security that are part of one Exchange Property Unit immediately before the issuance of those options, rights or warrants, and (ii) those options, rights or warrants constituting part of the Exchange Property Unit will be deemed for purposes of the adjustment set forth in this subsection (b) to have a sale proceeds value of zero.

(c)            Certain Non-Transferable Options, Rights and Warrants. If the “issuer” of any Exchange Security grants non-transferable options, rights or warrants that require payment as a condition to their exercise to all holders of such Exchange Security (or depositary shares representing such securities) entitling them to subscribe for or purchase any of its securities (or depositary shares representing such securities) or other property for a period ending before the fifteenth calendar day following the Exchange Date (other than rights to purchase Exchange Security units pursuant to a plan for the reinvestment of dividends or interest), then each Exchange Property Unit will be adjusted to include cash as follows. The amount of cash included in each Exchange Property Unit in respect of such options, rights or warrants will equal the fair market value of each such option, right or warrant (as determined on or prior to the fifth Business Day after the Receipt Date by a nationally recognized investment banking firm retained by Shareholder for this purpose) multiplied by the product of (A) the number of such options, rights or warrants issued for each unit of the relevant Exchange Security and (B) the number of units of the relevant Exchange Security that are part of one Exchange Property Unit immediately before the Record Date, without any interest (the “Non-Transferable Option Value”). By 5:00 p.m., New York City time, on the third Business Day following such determination of the fair market value of each such option, right or warrant Shareholder shall pledge to the Collateral Agent for the benefit of Purchaser an amount of cash in U.S. dollars (the “Aggregate Non- Transferable Option Value”) equal to the product of (1) the Non-Transferable Option Value, (2) the Maximum Exchange Rate and (3) the total number of Trust Securities outstanding as of the Record Date. From the date of issuance of such options, rights or warrants until Shareholder’s payment of the Aggregate Non-Transferable Option Value as provided above, (i) each Exchange Property Unit will include the number of those options, rights or warrants issued for each unit of the relevant Exchange Security multiplied by the number of units of the relevant Exchange Security that are part of one Exchange Property Unit immediately before the issuance of those options, rights or warrants and (ii) those options, rights or warrants constituting part of the Exchange Property Unit will be deemed for all purposes to have a fair market value of zero. From the time of Shareholder’s pledge of the Aggregate Non-Transferable Option Value, (i) no Exchange Property Unit will include any such options, rights or warrants; and (ii) the Collateral Agent, upon request from Shareholder, will, so long as no Default or Event of Default has occurred and is continuing, promptly release to Shareholder such options, rights or warrants from the Collateral, in accordance with the Collateral Agreement.

If the “issuer” of any Exchange Security grants non-transferable options, rights or warrants that do not require any payment as a condition to their exercise to all holders of such Exchange Security (or depositary shares representing such securities) entitling them to subscribe for or purchase any of its securities (or depositary shares representing such securities) or other property for a period ending before the fifteenth calendar day following the Exchange Date (other than rights to purchase Exchange Security units pursuant to a plan for the reinvestment of dividends or interest) (such options, rights or warrants, the “Zero-Payment Options”), then Shareholder shall be required to exercise those Zero-Payment Options in full (before the later of (x) the third Business Day after the receipt of such Zero-Payment Options and (y) the tenth Business Day prior to the scheduled expiration of such Zero-Payment Options, in each case if then exercisable) and each Exchange Property Unit will be adjusted to include, as of the date when the securities of the issuer (or depositary shares representing such securities) or such other property receivable pursuant to such exercise are delivered to Shareholder, the number of such securities of the issuer (or depositary shares representing such securities) or the amount of such other property equal to the product of (x) the number of those Zero-Payment Options issued for each unit of the relevant Exchange Security, (y) the number of units of the relevant Exchange Security that are part of one Exchange Property Unit as of the Record Date in respect of the issuance of those Zero-Payment Options and (z) the number of such securities of the issuer (or depositary shares representing such securities) or the amount of such other property that each such Zero-Payment Option entitles the holder thereof to receive upon exercise thereof.

Notwithstanding the foregoing, to the extent that any options, rights or warrants are issued in connection with the adoption or amendment of a rights plan, no adjustment to the Exchange Property will be made unless and until such options, rights or warrants have separated from the applicable Exchange Security, in which case an adjustment to the Exchange Property will be made under this subsection (c) or, if such options, rights or warrants are at such time transferable, then an adjustment will be made under subsection (b).

(d)            Dividends and Distributions. If the “issuer” of any Exchange Security pays a dividend, makes a distribution to all holders of such Exchange Security (or depositary shares representing such securities) of cash, its securities or securities issued by any other entity (including depositary shares representing such securities), or other property, or issues options, rights or warrants to subscribe for or purchase any of its securities or securities issued by any other entity (including depositary shares representing such securities), or other property (each, a “Distributed Asset”), then the Exchange Property Unit will be adjusted to include the number and amount of each type of Distributed Asset distributed (regardless of any withholding Taxes applied to such dividend or distribution, other than PRC withholding Taxes) for each unit of the relevant Exchange Security multiplied by the number of units of such Exchange Security that are part of one Exchange Property Unit as of the Record Date in respect of that dividend, distribution or issuance. However, (x) no adjustment of the type set forth in this subsection (d) shall be made for any dividend, distribution or issuance referred to in subsections (a), (b) or (c) above (although it being understood that the same principles with respect to withholding Taxes described in this subsection (d) shall apply to any such dividends or distributions) and (y) amounts in respect of withholding Taxes withheld on a dividend or distribution (other than PRC withholding Taxes) shall not be considered Required Pledged Assets and Shareholder shall not be obligated to pledge cash in respect thereof, in each case, until the third Business Day following receipt of the applicable Distributed Asset. For the avoidance of doubt, to the extent any adjustment is required pursuant to this subsection (d) and the amount of the Distributed Asset received by Shareholder is reduced for withholding Taxes imposed by the PRC, any such adjustment shall be based on the gross amount of the Distributed Asset less the withholding Taxes imposed by the PRC.

Every adjustment of the type set forth in these subsections (a), (b), (c) and (d) will be made successively.

(e)            For purposes of the immediately preceding subsections (a), (b), (c) and (d) of this Section 6.1 and for purposes of any Reorganization Event, to the extent any ADSs are included in the Exchange Property:

(i)              the relevant “Exchange Security” will be the Ordinary Shares and the “issuer” of such Exchange Security will be the Company;

(ii)            notwithstanding the adjustment provisions set forth above, if the Company distributes to holders of the Ordinary Shares any cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs will represent, in addition to the Ordinary Shares, such cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property, then an Exchange Property adjustment set forth above shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such Exchange Property adjustment shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares;

(iii)           if any Dilution Event set forth above results in a change to the number of Ordinary Shares represented by the ADSs, then such a change shall be deemed to satisfy the obligation to effect the related Exchange Property adjustment on account of such Dilution Event to the extent such change to the number of Ordinary Shares represented by the ADSs reflects what a corresponding change to the Exchange Property Unit would have been on account of such Dilution Event; and

(iv)          to the extent the number of Ordinary Shares represented by one ADS is changed (other than in connection with a Dilution Event, Reorganization Event, any event set forth in clauses (ii) or (iii) above, a pro rata change in the number of Ordinary Shares outstanding and/or any other event requiring an adjustment to the Exchange Property), corresponding adjustments shall be made to the number of ADSs included in the Exchange Property Unit so that the total number of Ordinary Shares represented by the ADSs included in each Exchange Property Unit immediately after such change shall remain the same as the total number of Ordinary Shares represented by the ADSs included in each Exchange Property Unit immediately before such change.

(f)             If the Ordinary Shares cease to be represented by American Depositary Receipts issued under a depositary receipt program sponsored by the Company, each Exchange Property Unit will include, in lieu of the relevant number of ADSs included in the Exchange Property Unit immediately prior to such cessation, the number of Ordinary Shares (and any other securities, cash or other assets or property) represented by such number of ADSs included in each Exchange Property Unit on the last day on which the ADSs represented the Ordinary Shares.

(g)            [Reserved].

(h)            Reorganization Event. If any Reorganization Event with respect to an issuer of any Exchange Security occurs on or prior to the Business Day immediately preceding the Exchange Date (or an earlier settlement date, if this Agreement is accelerated in full), then each Exchange Property Unit will be adjusted to include, in lieu of the number of units of each Exchange Security of such issuer that were part of one Exchange Property Unit immediately before the effective date of the Reorganization Event, the amount or number of any cash, securities and/or other property that a holder of such Exchange Security would have been entitled to receive as a result of the Reorganization Event (regardless of any withholding Taxes applied to such property, other than PRC withholding Taxes) had the holder held, immediately prior to that Reorganization Event, the number of units of such Exchange Security that were part of one Exchange Property Unit immediately before the effective date of the Reorganization Event provided that amounts in respect of withholding Taxes withheld in connection with the applicable Reorganization Event (other than PRC withholding Taxes) shall not be considered Required Pledged Assets and Shareholder shall not be obligated to pledge cash in respect thereof, in each case, until the third Business Day following receipt of the applicable cash, securities or property in such Reorganization Event. Notwithstanding the foregoing, if, in connection with a Reorganization Event with respect to an issuer of any Exchange Security, after giving effect to Section 6.1(h), less than all of such Exchange Securities of the issuer included in the Exchange Property Unit are subject to conversion or exchange for cash, securities and/or other property in such Reorganization Event, each Exchange Property Unit will be adjusted to include, in lieu of the number of units of such Exchange Security that were part of the Exchange Property Unit immediately before the effective date of such Reorganization Event, both the pro rata portion of such Exchange Security included in an Exchange Property Unit not subject to such conversion or exchange and the amount or number of any cash, securities and/or other property that a holder of the pro rata portion of such Exchange Security included in an Exchange Property Unit so subject to conversion or exchange would have been entitled to receive (regardless of any withholding Taxes withheld from such property, other than PRC withholding Taxes) as a result of the Reorganization Event in respect of such portion so subject to conversion or exchange. For the avoidance of doubt, to the extent any adjustment is required in connection with a Reorganization Event and the amount of the cash, securities or other property received by Shareholder is reduced for withholding Taxes imposed by the PRC, any such adjustment shall be based on the gross amount distributed pursuant to the Reorganization Event less the withholding Taxes imposed by the PRC.

(i)             Elections with Respect to Reorganization or Dilution Events. If a Reorganization Event or a Dilution Event permits holders of an Exchange Security to elect to own or receive either Marketable Securities or cash and/or other securities or property, or a combination of any or all of the foregoing, the Exchange Property adjustment will be based on the election actually made by Shareholder with respect to the number of units of such Exchange Security included in the Exchange Property. Shareholder will use its reasonable best efforts to notify Purchaser of any such election at least two Business Days prior to the date of expiration of its right to make such an election (or, if earlier, the date at least three Business Days prior to the commencement of any valuation period applicable to such Exchange Security, and/or such consideration with respect thereto, in such Reorganization Event or Dilution Event). In any event, Shareholder will notify Purchaser of its election no later than one Scheduled Trading Day following the submission of its election. Shareholder will make any such election following its consultation with respect thereto with a nationally recognized investment banking firm retained by it for this purpose and will make such election that it believes in good faith would result in the greatest economic value of the consideration with respect to such Exchange Security in such Reorganization Event or Dilution Event; provided that, if such Reorganization Event or Dilution Event permits Shareholder to elect to receive Marketable Securities in lieu of cash and/or other securities or property, Shareholder will not be required to make such consultation or good faith belief determination to the extent Shareholder elects to receive the maximum possible amount of Marketable Securities and the same election is made by Shareholder’s parent company with respect to all the other Ordinary Shares and/or ADSs that it owns (which number of Ordinary Shares, including Ordinary Shares represented by such number of ADSs, is at least equal to the product of the number of Trust Securities outstanding, the Maximum Exchange Rate and the number of Ordinary Shares represented by the number of ADSs included in one Exchange Property Unit).

(j)             Exchange Property Adjustment Date. The date on which such adjustment will take effect is referred to as the “Exchange Property Adjustment Date” and will be the distribution date for the property distributed in such event; provided that (i) if such distribution date occurs on or after the Business Day immediately preceding the Exchange Date (or an earlier settlement date, if this Agreement is accelerated in full), then the “Exchange Property Adjustment Date” shall be the Record Date for such distribution and Shareholder shall not be required to deliver such distributed property to Purchaser prior to the date that is five Scheduled Trading Days following the first date that the property distributed in such event is received by Shareholder in respect of which such property was distributed by Shareholder or Purchaser, as applicable, and (ii) if the Record Date for a Dilution Event or Reorganization Event occurs and, prior to the related Exchange Property Adjustment Date, a Record Date or Exchange Property Adjustment Date occurs for another Dilution Event or Reorganization Event then, in either case, the adjustments to the Exchange Property Unit in respect of such Dilution Events and/or Reorganization Events, as applicable, will take into account the property that a holder of one Exchange Property Unit would have been entitled to receive in the relevant transactions or events whether or not the relevant property had been distributed as of the relevant Record Date or Record Dates. If the preceding clause (ii) applies, Shareholder shall not be required to deliver such distributed property to Purchaser prior to the date that is five Scheduled Trading Days following the first date that the property distributed in such event is received by Shareholder. Within three Business Days after the Exchange Property Adjustment Date, Purchaser will provide to holders of the Trust Securities written notice of the event and a statement setting forth in reasonable detail the amount or number of each type of Exchange Property included in the Exchange Property Unit, after giving effect to the applicable Exchange Property adjustment.

(k)            No Other Adjustments. There will be no adjustments of the Exchange Property Unit for events other than those defined as Dilution Events or Reorganization Events or other adjustment events set forth in this Section 6.1, including any offerings by any issuer of Exchange Securities of its equity securities for cash or in connection with acquisitions, any self-tenders (other than self-tenders constituting a Reorganization Event) or repurchases by the issuer of its equity securities. Likewise, there will be no adjustments of the Exchange Property Unit for any sales of ADSs or other Exchange Securities by Shareholder or any other shareholder of the Company or any third party partial tender offers for the ADSs or other Exchange Securities (other than tender offers constituting a Reorganization Event).

Section 6.2               Issuance of Press Release. Concurrently with the delivery of any notice to Purchaser in respect of a Cash Settlement election, Optional Acceleration election, adjustment or election in respect of a Dilution Event of Reorganization Event or substitution of collateral, Shareholder Ultimate Parent, on Shareholder’s behalf, will issue a press release announcing the delivery of such notice and the relevant election or adjustment notified therein.

Section 6.3              [Reserved].

Section 6.4               Special Acceleration.

(a)            Notwithstanding the foregoing, if, on any Exchange Property Adjustment Date (which will be deemed to include, for purposes of the provisions relating to Special Accelerations, any date on which an Exchange Security ceases to be a Marketable Security, if such cessation does not arise as a result of a Dilution Event or Reorganization Event) occurring prior to the sixth Business Day before the first Trading Day in the Observation Period, after giving effect to the Exchange Property adjustment required as of such date, if any, the percentage (“Non-Marketable Securities Percentage”) obtained by dividing (1) the aggregate Then-Current Value of the items of Exchange Property included in one Exchange Property Unit other than Marketable Securities (such items, the “Non-Marketable Securities Exchange Property”) by (2) the aggregate Then-Current Value of all the items of Exchange Property included in one Exchange Property Unit, each determined as of the Exchange Property Adjustment Date, equals or exceeds thirty percent (30%), then delivery of the Non-Marketable Securities Exchange Property by Shareholder under this Agreement will be accelerated in accordance with this Section 6.4 (such acceleration, a “Special Acceleration”). For the purposes of the below, “Make- Whole Non-Marketable Securities Exchange Property” for any Special Acceleration in respect of each Trust Security means the amount of Non-Marketable Securities Exchange Property equal to the aggregate of the products, for each type of Non-Marketable Securities Exchange Property that is the subject of such Special Acceleration included in one Exchange Property Unit, of (x) the number of units or amount of each such item of Non-Marketable Securities Exchange Property (or, in the case of cash, the amount of such cash) included in one Exchange Property Unit and (y) the applicable Make-Whole Exchange Property Rate.

(b)            Upon any Special Acceleration, subject to Shareholder’s ability to elect Cash Settlement as set forth in Section 2.3(d), no later than the Business Day immediately preceding the Special Acceleration Date, Shareholder will deliver to Purchaser the Make-Whole Non- Marketable Securities Exchange Property in respect of all outstanding Trust Securities for such Special Acceleration (subject to any adjustments for Dilution Events or Reorganization Events, if applicable, as set forth in Section 6.1), and Purchaser will promptly distribute such property pro rata to holders of the Trust Securities then outstanding. The “Special Acceleration Date” means the fifth Scheduled Trading Day following the Exchange Property Adjustment Date with respect to such Special Acceleration or, if later, on the fifth Scheduled Trading Day after Shareholder receives Non-Marketable Securities Exchange Property that is the subject of such Special Acceleration.

(c)            Reduction of Exchange Property Following a Special Acceleration. Immediately upon the delivery by Shareholder to Purchaser of the Make-Whole Non-Marketable Securities Exchange Property in respect of all outstanding Trust Securities for a Special Acceleration, the Exchange Property shall be reduced to exclude all Non-Marketable Securities Exchange Property that, on the Exchange Property Adjustment Date for such Special Acceleration, formed part of the Exchange Property (but, for the avoidance of doubt, without effect on the amount of Non- Marketable Securities Exchange Property deliverable, and/or the amount of cash payable (to the extent Shareholder elects Cash Settlement), to holders of outstanding Trust Securities with respect to such Special Acceleration itself) and such Non-Marketable Securities Exchange Property shall be released from the Collateral.

(d)            If Shareholder makes a valid Cash Settlement election in respect of any Special Acceleration, it shall (i) pay to Purchaser in cash in U.S. dollars, no later than the Business Day immediately preceding the Special Acceleration Date for such Special Acceleration, an amount per Trust Security equal to the product of (x) the Cash Percentage for such Special Acceleration, (y) the aggregate Then-Current Value of each of the items of the Non-Marketable Securities Exchange Property included in one Exchange Property Unit as of the fifth Scheduled Trading Day immediately preceding such Special Acceleration Date (or, if such date is not a Trading Day, the immediately preceding Trading Day) and (z) the Make-Whole Exchange Property Rate and (ii) deliver to Purchaser, no later than the Business Day immediately preceding such Special Acceleration Date, the amount of Non-Marketable Securities Exchange Property for each Trust Security then outstanding equal to the aggregate of the products, for each type of Non- Marketable Securities Exchange Property that is the subject of such Special Acceleration included in one Exchange Property Unit, of (x) 100% minus the Cash Percentage for such Special Acceleration, (y) the number of units or amount of each such item of Non-Marketable Securities Exchange Property (or, in the case of cash, the amount of such cash) included in one Exchange Property Unit and (z) the Make-Whole Exchange Property Rate.

Section 6.5               Optional Acceleration.

(a)            Except in the case of a Tax Event Acceleration, which may occur at any time, if, on or after the date 365 days immediately following the last original issuance date of the Trust Securities (including any Trust Securities issued upon exercise of the Initial Purchasers’ option to acquire additional Trust Securities) and on or prior to the 30th Scheduled Trading Day immediately preceding June 1, 2019, Shareholder delivers notice to Purchaser that it has elected to effect an acceleration pursuant to this Section 6.5 (an “Optional Acceleration”), then delivery of the Exchange Property by Shareholder under this Agreement will be accelerated as set forth below; provided that the conditions set forth in Section 6.5(b) are met. If Shareholder delivers a notice of Optional Acceleration to Purchaser, Purchaser will promptly (and, in any event, within one Scheduled Trading Day) deliver notice of such election to the holders of the Trust Securities together with, if Shareholder has elected Cash Settlement with respect to such Optional Acceleration, notice of Shareholder’s Cash Percentage and its pledge, or failure to pledge, the amount of cash required in connection with such election as set forth in Section 2.3(d).

(b)            Conditions to Optional Acceleration. Shareholder’s notice of Optional Acceleration will be effective only if:

(i)              no Collateral Event of Default has occurred and is continuing;

(ii)            no Reorganization Event or Dilution Event has been announced for which the related Exchange Property Adjustment Date has not yet occurred (unless the Company or the issuer of the relevant Exchange Security, as applicable, has publicly announced that such Reorganization Event or Dilution Event will not occur);

(iii)           such notice contains Shareholder’s election with respect to the cash settlement, if any, of such Optional Acceleration in accordance with the conditions and requirements set forth in Section 2.3(d); and

(iv)           if such Optional Acceleration is an Optional Acceleration in respect of which Shareholder has satisfied the applicable requirements set forth in Section 6.6 (such Optional Acceleration, a “Tax Event Acceleration”), such notice states that such Optional Acceleration is a Tax Event Acceleration and includes the Officer’s Certificate and opinion of counsel (if required) described in Section 6.6.

(c)            Partial Optional Acceleration. Unless Shareholder’s notice of Optional Acceleration specifies otherwise, Shareholder will be deemed to have elected to optionally accelerate its payment and delivery obligations under this Agreement in respect of 100% of the Exchange Property at such time (any Optional Acceleration of less than 100% of such Exchange Property being referred to as a “Partial Acceleration” and the percentage of such Exchange Property being accelerated being referred to as the “Acceleration Percentage” for such acceleration). In the event of a Tax Event Acceleration or a Special Collateral Event Acceleration, the Acceleration Percentage will be deemed to be 100%. In addition, in the case of a Partial Acceleration, Shareholder must accelerate its payment and delivery obligations in respect of no less than 33.33%, and no greater than 66.66%, of the original amount of the Exchange Property at such time (including, for this purpose, the additional amount of Exchange Property in respect of any Optional Trust Securities), as determined by a nationally recognized independent investment banking firm retained by Purchaser for this purpose.

(d)            Optional Acceleration Exchange Date. The settlement with respect to the accelerated portion for an Optional Acceleration (such date of settlement referred to as an “Optional Acceleration Date”) will be accelerated to (i) in the case of an Optional Acceleration that is not a Tax Event Acceleration and with respect to which Shareholder has not made any Cash Settlement election, the fourth Business Day following the Optional Acceleration Notice Date, (ii) in the case of a Tax Event Acceleration with respect to which Shareholder has not made any Cash Settlement election, the fourth Business Day following the fifth Trading Day immediately following the Optional Acceleration Notice Date or (iii) in any other case, the fourth Business Day following the last Trading Day of the Optional Acceleration Valuation Period. In the event of an Optional Acceleration, Shareholder shall deliver to Purchaser, no later than the Business Day immediately prior to the Optional Acceleration Date, the Exchange Amount for each Trust Security then outstanding as set forth below.

(e)            Exchange Amount in the Event of an Optional Acceleration. In the event of an Optional Acceleration, unless there has been a valid election with respect to Cash Settlement, the Exchange Amount per Trust Security will be a number of Exchange Property Units equal to the product of the Acceleration Percentage (which will be deemed to be 100% except in the case of a Partial Acceleration) and the Maximum Exchange Rate (or, in the case of a Tax Event Acceleration, a number of Exchange Property Units per Trust Security (such number of Exchange Property Units per Trust Security, the “Tax Event Exchange Rate”) equal to the Make- Whole Exchange Property Rate applicable to such Optional Acceleration, as determined in accordance with Section 6.7. If Shareholder has validly elected Cash Settlement with respect to such Optional Acceleration, the Exchange Amount per Trust Security will consist of (i) an amount of cash in U.S. dollars equal to the product of (w) the Cash Percentage, (x) the Acceleration Percentage with respect to such Optional Acceleration, (y) the Maximum Exchange Rate (or, in the case of a Tax Event Acceleration, the Tax Event Exchange Rate) and (z) the average of the Daily VWAPs of the ADSs (or the average of the aggregate Then-Current Values of Exchange Property included in one Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) over the Optional Acceleration Valuation Period and (ii) a number of ADSs (or a number of Exchange Property Units, if the Exchange Property Unit includes Exchange Property other than solely one ADS) equal to the product of (x) 100% minus the Cash Percentage, (y) the Acceleration Percentage with respect to such Optional Acceleration and (z) the Maximum Exchange Rate (or, in the case of a Tax Event Acceleration, the Tax Event Exchange Rate).

(f)            Reduction of Exchange Property Following a Partial Acceleration. On the Optional Acceleration Date for a Partial Acceleration (provided that Shareholder has satisfied in full its payment and/or delivery obligations in respect of such Partial Acceleration), (i) the Exchange Property shall be reduced so that each Exchange Property Unit excludes the applicable Acceleration Percentage of the number or amount of each type of securities, assets or other property included in one Exchange Property Unit immediately prior to giving effect to such Optional Acceleration Date (but, for the avoidance of doubt, without effect on the amount of Exchange Property deliverable, and/or the amount of cash payable (to the extent the Shareholder elects Cash Settlement), to holders of outstanding Trust Securities with respect to such Optional Acceleration itself) and (ii) the collateral pledged in respect of such Acceleration Percentage (including any cash pledged in the event of a Cash Settlement election) shall be released promptly (but in any event within two Scheduled Trading Days) following delivery of such Exchange Property and/or cash in respect of such Optional Acceleration by Shareholder to Purchaser.

Section 6.6               Tax Event Acceleration Procedures.

(a)            Shareholder may effect a Tax Event Acceleration only upon the occurrence of a Tax Event. A “Tax Event” will have occurred if Shareholder reasonably determines that, as a result of:

 (i)              any issuance of, change in, or amendment to, the law (or any regulations or rulings promulgated thereunder) affecting taxation;

 (ii)            any issuance of, amendment to, or change in any application, pronouncement, administration or interpretation of such laws, regulations or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published practice) and any publication of tax cases by any tax authority;

 (iii)           any interpretation or pronouncement that provides for a position with respect to such laws, regulations or rulings that differs from the theretofore generally accepted position;

 (iv)          any action taken by a tax authority, whether or not with respect to Shareholder or Purchaser or any of their respective Affiliates; or

 (v)            a tax jurisdiction becoming a Relevant Tax Jurisdiction;

there is more than an insubstantial risk that Shareholder Parent would be obligated to make a payment in respect of a Triggering Shareholder Reimbursement Obligation, and such obligation cannot be avoided by taking reasonable measures that are available to Shareholder or any member of Shareholder Group (provided such measures do not have an adverse effect on any party, including any member of the Shareholder Group). Such Tax Event must become effective on or after the date of this Agreement.

(b)            No notice of a Tax Event Acceleration will be given by Shareholder earlier than the date 60 calendar days prior to the earliest date with respect to which there is more than an insubstantial risk that Shareholder Parent would be obligated to make any payments in respect of any Triggering Shareholder Reimbursement Obligation. Concurrently with the delivery of the notice in respect of such Tax Event, Shareholder will deliver to Purchaser: (i) an Officer’s Certificate stating that it is entitled to effect such Tax Event Acceleration because a Tax Event has occurred and setting forth a statement of facts showing that the conditions precedent to its right to elect such Tax Event Acceleration have been satisfied and that Shareholder Parent cannot avoid its obligation to pay amounts in respect of the Triggering Shareholder Reimbursement Obligations by taking reasonable measures available to Shareholder or any member of Shareholder Group (provided such measures do not have an adverse effect on any party, including any member of the Shareholder Group) and (ii) with respect to clause (iv) of the definition of “Triggering Shareholder Reimbursement Obligation,” an opinion of an independent tax counsel of recognized standing in the applicable Relevant Tax Jurisdiction and reasonably satisfactory to Purchaser to the effect that there is more than an insubstantial risk that Shareholder has been or will become obligated to pay Additional Amounts. Purchaser will accept and shall be entitled to rely absolutely and without further inquiry on such Officer’s Certificate and opinion of counsel (if applicable) as sufficient evidence of the satisfaction of the conditions precedent set forth above, in which event it will be conclusive and binding on holders of the Trust Securities.

Section 6.7               Make-Whole Exchange Property Rate.

(a)            The “Make-Whole Exchange Property Rate” will be determined by reference to the table below, based on the applicable Make-Whole Adjustment Date and the applicable “ADS Price” related to such Make-Whole Adjustment Date. Shareholder will provide to Purchaser a written notice of a Make-Whole Exchange Property Rate applicable to any Special Acceleration, Tax Event Acceleration, or Special Collateral Event Acceleration, as the case may be, promptly after such Make-Whole Exchange Property Rate may be determined based on availability of the relevant Make-Whole Adjustment Date and the ADS Price, but not later than within two Business Days after both such relevant Make-Whole Adjustment Date and ADS Price become available, and it shall issue, or cause to be issued, a press release prior to (or simultaneous therewith) announcing the same.

(b)            For purposes of any Special Acceleration, the Make-Whole Adjustment Date will be the Exchange Property Adjustment Date for such Special Acceleration, and the “ADS Price” related to such Make-Whole Adjustment Date will be the average of the Daily VWAPs of the ADSs (or the average of the aggregate Then-Current Values of Exchange Property included in one Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Exchange Property Adjustment Date.

(c)            For purposes of a Tax Event Acceleration, the Make-Whole Adjustment Date will be the Optional Acceleration Notice Date for such Tax Event Acceleration, and the “ADS Price” related to such Make-Whole Adjustment Date will be the average of the Daily VWAPs of the ADSs (or the average of the aggregate Then-Current Values of Exchange Property included in one Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) over the five Trading Day period beginning on, and including, the first Trading Day immediately following the Optional Acceleration Notice Date.

(d)            For purposes of a Special Collateral Event Acceleration, the Make-Whole Adjustment Date will be the Special Collateral Event Acceleration Notice Date for such Special Collateral Event Acceleration, and the “ADS Price” related to such Make-Whole Adjustment Date will be the average of the Daily VWAPs of the ADSs (or the average of the aggregate Then-Current Values of Exchange Property included in one Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) over the five Trading Day period beginning on the first Trading Day following the Special Collateral Event Acceleration Notice Date.

(e)            Immediately following each Special Acceleration or Optional Acceleration (but, for the avoidance of doubt, without effect on the Make-Whole Exchange Property Rate applicable to such Special Acceleration or Optional Acceleration (as relevant)), each of the ADS Prices set forth in the column headers of the table below will be adjusted to be equal to the product of (i) the respective ADS Prices set forth in the table below and (ii) the Non-Accelerated Percentage determined after giving effect to the adjustment thereto in respect of such Special Acceleration or Optional Acceleration.

(f)            The following table sets forth the Make-Whole Exchange Property Rate for each ADS Price and Make-Whole Adjustment Date set forth below:

Make-Whole	ADS Price
Adjustment Date	$10.00	$30.00	$50.00	$70.00	$76.69	$80.00	$85.00	$90.11	$95.00	$120.00	$150.00	$200.00	$250.00	$300.00
June 10, 2016	1.2841	1.2617	1.1978	1.1426	1.1297	1.1243	1.1173	1.1113	1.1097	1.1097	1.1097	1.1097	1.1097	1.1097
December 1, 2016	1.2874	1.2729	1.2139	1.1543	1.1397	1.1335	1.1255	1.1186	1.1133	1.1097	1.1097	1.1097	1.1097	1.1097
June 1, 2017	1.2907	1.2831	1.2324	1.1681	1.1513	1.1441	1.1346	1.1265	1.1202	1.1097	1.1097	1.1097	1.1097	1.1097
December 1, 2017	1.2939	1.2912	1.2524	1.1841	1.1643	1.1557	1.1443	1.1346	1.1270	1.1097	1.1097	1.1097	1.1097	1.1097
June 1, 2018	1.2971	1.2969	1.2749	1.2052	1.1809	1.1700	1.1555	1.1431	1.1334	1.1097	1.1097	1.1097	1.1097	1.1097
December 1, 2018	1.3004	1.3006	1.2956	1.2361	1.2043	1.1891	1.1681	1.1503	1.1370	1.1098	1.1097	1.1097	1.1097	1.1097
June 1, 2019	1.3040	1.3040	1.3040	1.3040	1.3040	1.2500	1.1765	1.1097	1.1097	1.1097	1.1097	1.1097	1.1097	1.1097

(g)          If the ADS Prices and Make-Whole Adjustment Dates are not set forth in the table in Section 6.7(f), the Make-Whole Exchange Property per Trust Security will be determined as follows:

(i)	if the applicable ADS Price per ADS (or per one Exchange Property Unit, if applicable) is between two ADS Prices in the table or the Make-Whole Adjustment Date is between two Make-Whole Adjustment Dates in the table, the Make-Whole Exchange Property Rate will be determined by straight-line interpolation between the Make-Whole Exchange Property Rates set forth for the higher and lower ADS Prices and the two Make-Whole Adjustment Dates, as applicable, based on a 365-day year;

(ii)	if the applicable ADS Price per ADS (or per one Exchange Property Unit, if applicable) is in excess of $300.00 (with such dollar amount being subject to the same adjustment for any Special Acceleration or Optional Acceleration as the ADS Prices set forth in the column headers of the table above), then the Make-Whole Exchange Property Rate will be 1.1097; or

(iii)	if the applicable ADS Price per ADS (or per one Exchange Property Unit, if applicable) is less than $10.00 (with such dollar amount being subject to the same adjustment for any Special Acceleration or Optional Acceleration as the ADS Prices set forth in the column headers of the table above), then the Make-Whole Exchange Property Rate will be 1.3040.

(h)            Notwithstanding anything to the contrary herein, in no event will the Make-Whole Exchange Property Rate be an amount greater than the Maximum Exchange Rate.

Section 6.8               Additional Amounts

(a)            If any present or future taxes, duties, assessments or governmental charges of whatever nature and any related interest, surcharges or penalties with respect thereto (“Taxes”) are imposed or levied by or on behalf of a Relevant Tax Jurisdiction on Purchaser or payments made by Shareholder to Purchaser under this Agreement, including, but not limited to, deliveries of ADSs or other Exchange Property under this Agreement, Shareholder will reimburse Purchaser for such additional amounts (the “Additional Amounts”) as will be necessary (including after the imposition or levy of Taxes on any such Additional Amounts by the Relevant Tax Jurisdiction) in order that the amount available to Purchaser for distribution to holders and beneficial owners of the Trust Securities is no less than the amount Purchaser would have had available for distribution to holders and beneficial owners of the Trust Securities in the absence of such imposition or levy of Taxes by the Relevant Tax Jurisdiction.

(b)            Shareholder will (i) pay, and (where applicable) reimburse Purchaser for any Documentary Taxes imposed by any tax jurisdiction on the receipt of ADSs or other Exchange Property by Purchaser and (ii) reimburse Purchaser for any Documentary Taxes for which Purchaser is obligated to reimburse a holder or beneficial owner of a Trust Security under Section 3.5 of the Trust Agreement.

(c)            Subject to Section 6.8(d), the applicable party shall remit the full amount of Taxes imposed or levied to the applicable tax jurisdiction in accordance with Applicable Law. Such party shall provide certified copies of tax receipts from such tax jurisdiction evidencing the payment of such Taxes, or if such tax receipts are not available, certified copies or other reasonable evidence of such payments as soon as reasonably practicable to Shareholder or Purchaser, as applicable. Such copies shall be made available to the holders and beneficial owners of Trust Securities upon reasonable request and will be made available at the offices of the Paying Agent.

(d)            Purchaser shall not withhold, deduct or pay any amounts that would obligate Shareholder to reimburse Purchaser pursuant to Section 6.8(a) or (b) and would result in a Triggering Shareholder Reimbursement Obligation unless (i) Purchaser receives a notice from any Governmental Body that such Governmental Body intends to imminently commence, or has commenced, enforcement or collection proceedings against Purchaser with respect to such amounts, including placing any lien on, or other financial impairment of, this Agreement or any other property held by Purchaser, (ii) Purchaser receives a Tax Opinion reasonably acceptable to Shareholder to the effect that such withholding, deduction or payment should be required under Applicable Law, (iii) there is a Final Determination with respect to such withholding, deduction or payment, or (iv) Shareholder consents to such withholding, deduction, or payment.

(e)            If Purchaser withholds, deducts or pays (or is obligated to withhold, deduct or pay) any amounts that obligate Shareholder to reimburse Purchaser pursuant to Section 6.8(a) or (b), Shareholder shall satisfy any such reimbursement obligation no later than the later of (i) ten (10) Business Days after Shareholder is notified that such withholding, deduction or payment is permitted pursuant to Section 6.8(d) or (ii) five (5) Business Days prior to the due date for such reimbursable Taxes. Purchaser shall return to Shareholder any amounts paid under Section 6.8(a) or (b) that are not paid to (or are refunded by) the applicable Governmental Body. Shareholder will have the right to pursue a refund claim in respect of any amounts that are paid by Purchaser under Section 6.8(a) or (b).

(f)            The foregoing obligations will survive any termination or discharge of this Agreement or the Trust Securities, any transfer by a holder or beneficial owner of Trust Securities, and, in addition to the Cayman Islands and the People’s Republic of China, will apply mutatis mutandis to any jurisdiction in which any successor to the Company is organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any political subdivision or taxing authority or agency thereof or therein, and any such jurisdiction thereafter will be included in the definition of “Relevant Tax Jurisdiction”; provided that in no event shall Additional Amounts be payable in respect of Taxes, other than Documentary Taxes, imposed by the United States or any political subdivision or taxing authority or agency thereof or therein.

Section 6.9               Tax Notifications and Contests

(a)            Unless Purchaser receives a Tax Opinion with respect to a requirement to disclose or report, or otherwise provide any information relating to, any of the transactions contemplated by any of the documents governing, or entered into in connection with, the Trust Securities to any Governmental Body of a Relevant Tax Jurisdiction, Purchaser shall not make such disclosure or report without the prior written consent of Shareholder. If Purchaser intends to make such disclosure or report after receiving a Tax Opinion and/or obtaining the consent of Shareholder with respect thereto, Purchaser shall (i) provide Shareholder with prompt and, to the extent legally permissible, prior notice of such requirement(s), (ii) to the extent legally permissible, provide Shareholder, in advance of any such disclosure, with a list of any materials it intends to disclose (and, if applicable, the text of the disclosure language itself), and (iii) cooperate with any reasonable request of Shareholder (at Shareholder’s expense) to the extent Shareholder may seek to limit such disclosure, including, if requested, taking reasonable steps to resist or avoid any relevant judicial or administrative proceedings.

(b)            Purchaser shall promptly (and in any event no more than one (1) Business Day following Purchaser’s receipt thereof) (x) notify Shareholder in writing of any notification or other communication relating to any Documentary Taxes, Tax Contest or other Tax matters (or any matter in connection therewith) received by Purchaser (including by any of the Trustees, agents or other representatives of Purchaser) and (y) forward to Shareholder copies of all notices and communications with any party relating to any such matter; provided that Purchaser’s failure to so notify (or delay in notifying) Shareholder shall not relieve Shareholder from any obligation to reimburse Purchaser under this Agreement.

(c)            Except as described below, Purchaser shall not take any action with respect to, or in anticipation of, any Tax Contest (including taking any action or waiving any rights with respect to Tax matters under this Agreement) without the prior consent of Shareholder and Shareholder shall control all proceedings and make all decisions taken in connection with any Tax Contest (including selection of counsel) at its own expense. Without limiting the generality of the foregoing and except as described below, Purchaser agrees, without the prior written consent of Shareholder, not to (i) consent to the terms of any compromise or settlement of any Tax Contest, (ii) pay any amounts with respect to any Tax Contest, (iii) accept or object to any preliminary decision of any Governmental Body or (iv) make any filing or submission with or to, or attend any meeting or conference with or otherwise communicate with (or take any other action with respect thereto), any Governmental Body in connection with any Tax Contest. Notwithstanding anything to the contrary in this Section 6.9(c), Purchaser shall be permitted to take any of the actions described in clauses (ii) or (iv) of the preceding sentence if (i) Purchaser receives a notice from any Governmental Body to the effect that the failure to take such action will result in the imminent commencement of, or has resulted in the commencement of, enforcement, collection or similar consequence with respect to the applicable Taxes, including the placement of any lien on, or other financial impairment of, this Agreement or any other property held by Purchaser, (ii) Purchaser receives a Tax Opinion reasonably acceptable to Shareholder with respect to such action, or (iii) there is a Final Determination that such action is required.

(d)            Purchaser shall, at Shareholder’s expense, reasonably cooperate (and cause the Trustees, agents and other representatives of Purchaser to cooperate) with Shareholder (and any Affiliate of Shareholder) in conducting any Tax Contest. Without limiting the generality of the foregoing, Purchaser shall (i) promptly inform Shareholder of all developments and events relating to any Tax Contest, (ii) provide to Shareholder copies of all records and information that are reasonably relevant to such Tax Contest, and (iii) provide, or cause to be provided, to Shareholder any other information, and make available to Shareholder relevant personnel (including Trustees, agents and other representatives of Purchaser), as reasonably requested by Shareholder, relating to such Tax Contest. Shareholder and Purchaser shall in good faith provide such information to each other as may be necessary or useful with respect to any Tax Contest in a timely manner. Shareholder shall not unreasonably reject any suggestions made by Purchaser, and shall otherwise act in good faith, with respect to any such Tax Contest.

(e)            The foregoing rights granted to Shareholder under Sections 6.9(a) through (d) above are subject to Shareholder not then being in default under any of its obligations to deliver Exchange Property without any lien or other financial impairment thereto (other than as otherwise permitted under this Agreement and the Collateral Agreement) (or cash, in the event of a Cash Election) at the applicable time.

(f)            The foregoing obligations will survive any termination or discharge of this Agreement or the Trust Securities and any transfer by a holder or beneficial owner of Trust Securities.

ARTICLE VII.

 ACCELERATION UPON AN EVENT OF DEFAULT; TRANSFER AGENT INSTRUCTIONS

Section 7.1               Events of Default. If one or more of the following events (each an “Event of Default”) shall occur:

(a)            a Shareholder Insolvency Event shall occur; or

(b)            a Collateral Event of Default within the meaning of the Collateral Agreement shall occur;

then, upon the occurrence of any such event (other than any event described in clause (iv) or (v) of the definition of “Collateral Event of Default”), Shareholder’s Obligations will automatically be accelerated (such acceleration, a “Collateral Event Acceleration”). In that event, Shareholder will become obligated to deliver the maximum number and amount of each type of Exchange Property then deliverable under this Agreement; provided that (i) in the case of a Collateral Event of Default that occurs solely as a result of a failure to deliver the Required Cash Amount in the amounts and within the time periods set forth in Section 2.3(d), such delivery of the maximum number and amount of each type of Exchange Property shall only apply in respect of any Trading Days during the relevant Valuation Period occurring after the first date on which holders of the Trust Securities receive notice of such failure from Purchaser, or a press release is issued announcing such failure, in each case by 5:00 p.m., New York City time, on such date (it being understood that such first date will be deemed to be postponed to the immediately succeeding day if such notice is received, or such press release is issued, after 5:00 p.m., New York City time) and (ii) in the case of a Collateral Event of Default that results in a Special Collateral Event Acceleration, Section 7.2 will apply.

Section 7.2              Special Collateral Event Acceleration. If there occurs a Collateral Event of Default pursuant to clause (iv) or (v) of the definition thereof (a “Special Collateral Event Acceleration”), then delivery of the Exchange Property by Shareholder under this Agreement will be accelerated as set forth below. The first Business Day on which Purchaser has delivered notice of such a Collateral Event of Default, or a press release to the same effect has been issued, in each case by 5:00 p.m., New York City time, is the “Special Collateral Event Acceleration Notice Date” (it being understood that such first Business Day will be deemed to be postponed to the immediately succeeding Business Day if such notice is received, or such press release is issued, after 5:00 p.m., New York City time). The settlement of this Agreement for a Special Collateral Event Acceleration will be accelerated to the date (such date of settlement referred to as the “Special Collateral Event Acceleration Date”) that is (i) in the case of a Special Collateral Event Acceleration with respect to which Shareholder has not made any Cash Settlement election, the fourth Business Day following the date on which Shareholder issues a press release announcing the Make-Whole Exchange Property Rate or (ii) in any other case, the fourth Business Day following the last Trading Day of the Special Collateral Event Acceleration Valuation Period. In the event of a Special Collateral Event Acceleration, Shareholder shall deliver to Purchaser, no later than the Business Day immediately prior to the Special Collateral Event Acceleration Date, such Exchange Amount for each Trust Security then outstanding.

In the case of a Special Collateral Event Acceleration with respect to which Shareholder has not made any Cash Settlement election, the Exchange Amount per Trust Security will be a number of Exchange Property Units equal to the Make-Whole Exchange Property Rate applicable to such Special Collateral Event Acceleration, as determined in accordance with Section 6.7. If Shareholder has validly elected Cash Settlement with respect to such Special Collateral Event Acceleration, the Exchange Amount per Trust Security will consist of (i) an amount of cash in U.S. dollars equal to the product of (x) the Cash Percentage, (y) the Make- Whole Exchange Property Rate applicable to such Special Collateral Event Acceleration and (z) the average of the Daily VWAPs of the ADSs (or the average of the aggregate Then-Current Values of Exchange Property included in one Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) over the Special Collateral Event Acceleration Valuation Period and (ii) a number of ADSs (or a number of Exchange Property Units, if the Exchange Property Unit includes Exchange Property other than solely one ADS) equal to the product of (x) 100% minus the Cash Percentage and (y) the Make-Whole Exchange Property Rate applicable to such Special Collateral Event Acceleration.

Section 7.3               Voting. Shareholder will have the right to vote any pledged Ordinary Shares or Exchange Securities for so long as those securities are owned by it and pledged under the Collateral Agreement.

ARTICLE VIII.

 MISCELLANEOUS

Section 8.1              Adjustments; Calculations; Selection of Independent Investment Banking Firm. Unless otherwise explicitly stated herein, Purchaser shall be responsible for all determinations and adjustments hereunder, including with respect to Article VI or any delivery of ADSs, Exchange Property or any cash amounts and shall furnish Shareholder notice of any such adjustment or determination and shall provide Shareholder reasonable opportunity to review the calculations pertaining to any such adjustment or determination. In connection with any such adjustment or determination, the Administrator shall retain a nationally recognized independent investment banking firm for such purpose. Such nationally recognized independent investment banking firm shall be selected and retained by the Administrator after prior consultation with Shareholder.

Section 8.2               No Assumption of Liability. By executing this Agreement, none of the Trustees assumes any personal liability under this Agreement.

Section 8.3               Notices.

(a)            All notices and other communications provided for in this Agreement, unless otherwise specified, shall be in writing (including by facsimile or electronic mail) and shall be given at the addresses set forth in the following sentence or at such other addresses as may be designated by notice duly given in accordance with this Section 8.3 to each other party to this Agreement. Until such notice is given,

(i) notices to Purchaser shall be directed to it at:

Mandatory Exchangeable Trust
850 Library Avenue, Suite 204
Newark, Delaware 19711
Attention: Donald J. Puglisi, Managing Trustee
Facsimile No.: +1-302-738-7210
 Email: dpuglisi@puglisiassoc.com

with a copy (which shall be required to constitute notice) to the Administrator, at:

U.S. Bank National Association
Global Corporate Trust Services
101 North First Avenue, Suite 1600, Phoenix, AZ 85003
Attention: Mary Ambriz-Reyes (re: West Raptor Holdings, LLC)
Fax: +1-602-257-5433
 Email: mary.ambrizreyes@usbank.com; and

(ii) notices to Shareholder shall be directed to it at:

West Raptor Holdings, LLC
103 Foulk Road, Suite 202
Wilmington, Delaware 19803 USA
Attn: Nikesh Arora and Alok Sama and Jonathan Bullock
Fax: +1-302-652-8667
Email: nikesh@softbank.com and alok@softbank.com, and jb@softbank.com with a copy (which shall be required to constitute notice) to:

Sullivan & Cromwell LLP
1870 Embarcadero Rd
Palo Alto, CA 94303
USA
Attn: John L. Savva and Sarah P. Payne and
Fax: +1-650-461-5700
 Email: savvaj@sullcrom.com and paynesa@sullcrom.com

(b)            Each notice given pursuant to Section 8.3(a) shall be effective (i) if sent by certified mail (return receipt requested), 72 hours after being deposited in the United States mail, postage prepaid; (ii) if given by facsimile or electronic mail, upon the sender’s receipt of written acknowledgement of receipt from the intended recipient (such as, in the case of electronic mail, by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); or (iii) if given by any other means, when delivered at the address specified in this Section 8.3.

Section 8.4              Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions contained in this Agreement unenforceable or invalid.

Section 8.5               Entire Agreement. Except as expressly set forth in this Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

Section 8.6               Amendments; Waivers.

(a)            Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retrospectively or prospectively) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and Shareholder or, in the case of a waiver, by the party against whom the waiver is to be effective. Purchaser agrees that it will not, without Shareholder’s written consent, agree to amend or waive any provision of the Trust Agreement in any manner that adversely affects the rights or Obligations of Shareholder hereunder or alter the conditions for the termination of the Trust Agreement and Purchaser pursuant to Section 8.3 of the Trust Agreement. No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

(b)            Notwithstanding anything to the contrary, Purchaser and Shareholder agree to use their commercially reasonable efforts to amend this Agreement, from time to time on and after the date of this Agreement, to cure any ambiguity, defect or inconsistency or to make this Agreement consistent with the description thereof in the offering circular, dated June 1, 2016, of Purchaser relating to the offering of the Trust Securities.

Section 8.7               Termination of Purchaser. Purchaser agrees to terminate its existence in accordance with the terms and conditions of Section 8.3 of the Trust Agreement.

Section 8.8               Non-Assignability. This Agreement and the rights and obligations of the parties under this Agreement may not be assigned by either party without the prior written consent of the other party, and any purported assignment without such consent shall be void.

Section 8.9             No Third Party Rights; Successors and Assigns. This Agreement is not intended and shall not be construed to create any rights in any person other than Shareholder and Purchaser and their respective successors and assigns and no person shall assert any rights as third party beneficiary under this Agreement. Whenever any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements contained in this Agreement by or on behalf of Shareholder and Purchaser shall bind and be enforceable by, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of Purchaser and Shareholder and their respective successors and assigns.

Section 8.10            Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of which shall be an original, but all of which shall constitute a single agreement, with the same effect as if the signatures on each such counterpart were upon the same instrument. A copy of a counterpart sent by facsimile machine or other electronic means must be treated as an original counterpart, is sufficient evidence of the execution of the original and may be produced in evidence for all purposes in place of the original.

Section 8.11            Non-Petition and Separateness.

(a)            To the fullest extent permitted by Applicable Law, Purchaser agrees that, until one year (or, if longer, the applicable preference period then in effect) and one day after the satisfaction in full of all of the obligations of Shareholder under Section 2.3 of this Agreement (other than any indemnification, reimbursement or similar obligation that is contingent at the applicable time), it shall not file any petition with respect to Shareholder under the Bankruptcy Code or any analogous state or foreign law, in any such case seeking or consenting to (i) a determination of bankruptcy or insolvency with respect to Shareholder, (ii) a liquidation, dissolution, arrangement or similar relief with respect to Shareholder, (iii) the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for Shareholder or for all or any substantial portion of its properties or (iv) other relief that would constitute a bankruptcy with respect to Shareholder or all or substantially all of its property.

(b)            Nothing in this Agreement shall preclude, or be deemed to estop, Purchaser (i) from taking any action prior to the expiration of the aforementioned one year (or, if longer, the applicable preference period then in effect) and one day period in (A) any case or proceeding voluntarily filed or commenced by Shareholder in accordance with the terms of the Limited Liability Company Agreement or (B) any involuntary insolvency proceeding filed or commenced by a person other than Purchaser, the Initial Purchasers or any Affiliate thereof or (ii) from commencing against Shareholder or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, receivership, moratorium or liquidation proceeding.

(c)            Purchaser (x) acknowledges and agrees that (i) Shareholder is a separate legal entity from each of Shareholder Parent and Shareholder Ultimate Parent and has separate and independent assets, liabilities and owners, (ii) Shareholder is not the agent of, and does not have the power to bind, either Shareholder Parent or Shareholder Ultimate Parent, and neither Shareholder Parent nor Shareholder Ultimate Parent is the agent of, or otherwise has the power to bind, Shareholder, and (iii) neither Shareholder Parent nor Shareholder Ultimate Parent is guarantor or surety with respect to, or is otherwise responsible for the liabilities or obligations of, Shareholder, and (y) represents that it is not entering into, or performing its obligations under, this Agreement on any basis inconsistent with the foregoing.

Section 8.12           Termination. This Agreement shall terminate upon the earliest of (i) the date 90 days after the execution of this Agreement if (x) the Firm Trust Securities have not theretofore been issued to the Initial Purchasers under the Securities Purchase Agreement or (y) the net worth of Purchaser is not at least $100.00 at such time, and (ii) the date 10 Business Days after the Final Exchange Date (or, if this Agreement shall be accelerated pursuant to Article VII hereof, 10 Business Days after the date on which Purchaser shall receive the ADSs or other consideration then required to be delivered by Shareholder, or the net proceeds of any sale of the collateral pursuant to Section 7.3 of the Collateral Agreement).

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the first date set forth above.

SHAREHOLDER:

WEST RAPTOR HOLDINGS, LLC

By:
Name: Nikesh Arora
Title: Director

[Signature Page to the Forward Purchase Agreement]

PURCHASER:

MANDATORY EXCHANGEABLE TRUST

By:
Donald J. Puglish, as Managing Trustee

By:
William R. Latham III, as Trustee

By:
James B. O’Neill, as Trustee

[Signature Page to the Forward Purchase Agreement]